EXHIBIT 4.8





                                    INDENTURE





                          dated as of [______], 200[_]



                           GRAFTECH INTERNATIONAL LTD.
                                     Company



                                                  [------------]
                                     Trustee





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                                TABLE OF CONTENTS


                                                                                                  PAGE

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CROSS-REFERENCE TABLE................................................................................I

ARTICLE 1       DEFINITIONS AND INCORPORATION BY REFERENCE...........................................2

         SECTION 1.01   Definitions..................................................................2

         SECTION 1.02   Other Definitions...........................................................19

         SECTION 1.03   Incorporation by Reference of Trust Indenture Act...........................20

         SECTION 1.04   Rules of Construction.......................................................20

ARTICLE 2       THE SECURITIES......................................................................22

         SECTION 2.01   Issuable in Series; General Limitations; Terms of Particular Series;
                        Form; Denominations.........................................................22

         SECTION 2.02   Execution and Authentication................................................25

         SECTION 2.03   Registrar, Paying Agent and Ownership.......................................27

         SECTION 2.04   Paying Agent to Hold Money in Trust.........................................29

         SECTION 2.05   Lists of Holders............................................................29

         SECTION 2.06   Registered Securities.......................................................29

         SECTION 2.07   Transfer and Exchange.......................................................32

         SECTION 2.08   Replacement Securities......................................................35

         SECTION 2.09   Outstanding Securities......................................................36

         SECTION 2.10   Temporary Securities........................................................36

         SECTION 2.11   Cancellation................................................................37

         SECTION 2.12   Defaulted Interest..........................................................37

         SECTION 2.13   CUSIP Numbers and ISIN......................................................38

         SECTION 2.14   Medium-Term Securities......................................................38

ARTICLE 3       REDEMPTION..........................................................................38

         SECTION 3.01   Notices to Trustee..........................................................38

         SECTION 3.02   Selection of Securities to Be Redeemed......................................38

         SECTION 3.03   Notice of Redemption........................................................39

         SECTION 3.04   Effect of Notice of Redemption..............................................40

         SECTION 3.05   Deposit of Redemption Price.................................................40

         SECTION 3.06   Securities Redeemed in Part.................................................40

         SECTION 3.07   Provisions with Respect to any Sinking Funds................................41

                                      -i-
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                               TABLE OF CONTENTS
                                  (continued)

                                                                                                  PAGE

ARTICLE 4       COVENANTS...........................................................................42

         SECTION 4.01   Payment of Securities.......................................................42

         SECTION 4.02   SEC Reports.................................................................42

         SECTION 4.03   Change of Control...........................................................42

         SECTION 4.04   Limitation on Sale of the Capital Stock of the Issuer.......................44

         SECTION 4.05   Future Guarantors...........................................................44

         SECTION 4.06   Compliance Certificate......................................................44

         SECTION 4.07   Further Instruments and Acts................................................44

ARTICLE 5       SUCCESSOR COMPANY...................................................................44

         SECTION 5.01   When the Company, the Issuer, Guarantors and Other Obligors May Merge
                        or Transfer Assets..........................................................44

ARTICLE 6       DEFAULTS AND REMEDIES...............................................................47

         SECTION 6.01   Events of Default...........................................................47

         SECTION 6.02   Acceleration................................................................50

         SECTION 6.03   Other Remedies..............................................................50

         SECTION 6.04   Waiver of Past Defaults.....................................................50

         SECTION 6.05   Control by Majority.........................................................51

         SECTION 6.06   Limitation on Suits.........................................................51

         SECTION 6.07   Rights of Holders to Receive Payment........................................51

         SECTION 6.08   Collection Suit by Trustee..................................................51

         SECTION 6.09   Trustee May File Proofs of Claim............................................52

         SECTION 6.10   Priorities..................................................................52

         SECTION 6.11   Undertaking for Costs.......................................................52

         SECTION 6.12   Waiver of Stay or Extension Laws............................................53

ARTICLE 7       TRUSTEE.............................................................................53

         SECTION 7.01   Duties of Trustee...........................................................53

         SECTION 7.02   Rights of Trustee...........................................................54

         SECTION 7.03   Individual Rights of Trustee................................................55

         SECTION 7.04   Trustee's Disclaimer........................................................55

         SECTION 7.05   Notice of Defaults..........................................................55

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                               TABLE OF CONTENTS
                                  (continued)

                                                                                                  PAGE

         SECTION 7.06   Reports by Trustee to Holders...............................................55

         SECTION 7.07   Compensation and Indemnity..................................................56

         SECTION 7.08   Replacement of Trustee......................................................56

         SECTION 7.09   Successor Trustee by Merger.................................................57

         SECTION 7.10   Eligibility; Disqualification...............................................58

         SECTION 7.11   Preferential Collection of Claims Against Company...........................58

ARTICLE 8       SATISFACTION AND DISCHARGE OF INDENTURE; DEFEASANCE.................................58

         SECTION 8.01   Satisfaction and Discharge of Liability on Securities; Defeasance...........58

         SECTION 8.02   Conditions to Defeasance....................................................59

         SECTION 8.03   Application of Trust Money..................................................61

         SECTION 8.04   Repayment to Company........................................................61

         SECTION 8.05   Indemnity for Government Obligations........................................61

         SECTION 8.06   Reinstatement...............................................................61

ARTICLE 9       AMENDMENTS..........................................................................62

         SECTION 9.01   Without Consent of Holders..................................................62

         SECTION 9.02   With Consent of Holders.....................................................63

         SECTION 9.03   Compliance with Trust Indenture Act.........................................65

         SECTION 9.04   Revocation and Effect of Consents and Waivers...............................65

         SECTION 9.05   Notation on or Exchange of Securities.......................................65

         SECTION 9.06   Trustee to Sign Amendments..................................................66

         SECTION 9.07   Payment for Consent.........................................................66

         SECTION 9.08   Reference in Securities to Supplemental Indenture...........................66

ARTICLE 10      GUARANTIES..........................................................................66

         SECTION 10.01  Guaranties..................................................................66

         SECTION 10.02  Limitation of Liability.....................................................68

         SECTION 10.03  Successors and Assigns......................................................68

         SECTION 10.04  No Waiver...................................................................68

         SECTION 10.05  Modification................................................................69

         SECTION 10.06  Release of Subsidiary Guarantor.............................................69

                                      -iii-
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                               TABLE OF CONTENTS
                                  (continued)

                                                                                                  PAGE

         SECTION 10.07  Contribution................................................................69

         SECTION 10.08  Guaranty Agreement..........................................................69

ARTICLE 11      PROVISIONS APPLICABLE TO SUBORDINATED SECURITIES....................................70

         SECTION 11.01  Agreement to Subordinate....................................................70

         SECTION 11.02  Liquidation, Dissolution, Bankruptcy........................................70

         SECTION 11.03  Default on Senior Indebtedness..............................................71

         SECTION 11.04  Acceleration of Payment of Securities.......................................72

         SECTION 11.05  When Distribution Must Be Paid Over.........................................72

         SECTION 11.06  Subrogation.................................................................72

         SECTION 11.07  Relative Rights.............................................................72

         SECTION 11.08  Subordination May Not Be Impaired by Company or Guarantor...................73

         SECTION 11.09  Rights of Trustee and Paying Agent..........................................73

         SECTION 11.10  Distribution or Notice to Representative....................................73

         SECTION 11.11  Article 11 Not to Prevent Events of Default or Limit Right to
                        Accelerate..................................................................73

         SECTION 11.12  Trust Moneys Not Subordinated...............................................73

         SECTION 11.13  Trustee Entitled to Rely....................................................74

         SECTION 11.14  Trustee to Effectuate Subordination.........................................74

         SECTION 11.15  Trustee Not Fiduciary for Holders of Senior Indebtedness....................74

         SECTION 11.16  Reliance by Holders of Senior Indebtedness on Subordination Provisions......74

ARTICLE 12      MISCELLANEOUS.......................................................................75

         SECTION 12.01  Trust Indenture Act Controls................................................75

         SECTION 12.02  Notices.....................................................................75

         SECTION 12.03  Communication by Holders with Other Holders.................................76

         SECTION 12.04  Certificate and Opinion as to Conditions Precedent..........................76

         SECTION 12.05  Statements Required in Certificate or Opinion...............................76

         SECTION 12.06  When Securities Disregarded.................................................77

         SECTION 12.07  Rules by Trustee, Paying Agent and Registrar................................77

         SECTION 12.08  Proof of Execution..........................................................77

         SECTION 12.09  Requests; Demands; Other Matters............................................77

         SECTION 12.10  Legal Holidays..............................................................79

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                               TABLE OF CONTENTS
                                  (continued)

                                                                                                  PAGE

         SECTION 12.11  Severability................................................................79

         SECTION 12.12  Governing Law...............................................................79

         SECTION 12.13  No Recourse Against Others..................................................79

         SECTION 12.14  Successors..................................................................79

         SECTION 12.15  Multiple Originals..........................................................79

         SECTION 12.16  Table of Contents; Headings.................................................79


Exhibit 1:      Form of Security

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                              CROSS-REFERENCE TABLE
      TIA SECTION                                                                  INDENTURE SECTION
      -----------                                                                  -----------------

      310(a) (1)                                                                          7.10
          (a) (2)                ...........................................              7.10
          (a) (3)                ...........................................              N.A.
          (a) (4)                ...........................................              N.A.
            (b)                  ...........................................           7.08; 7.10
            (c)                  ...........................................              N.A.
        311(a)                   ...........................................              7.11
            (b)                  ...........................................              7.11
            (c)                  ...........................................              N.A.
        312(a)                   ...........................................              2.05
            (b)                  ...........................................             12.03
            (c)                  ...........................................             12.03
        313(a)                   ...........................................              7.06
          (b) (1)                ...........................................              N.A.
          (b) (2)                ...........................................              7.06
            (c)                  ...........................................              N.A.
            (d)                  ...........................................              7.06
        314(a)                   ...........................................          4.02; 12.02
            (b)                  ...........................................              N.A.
          (c) (1)                ...........................................             12.04
          (c) (2)                ...........................................             12.04
          (c) (3)                ...........................................              N.A.
            (d)                  ...........................................              N.A.
            (e)                  ...........................................             12.05
            (f)                  ...........................................              N.A.
        315(a)                   ...........................................              7.01
            (b)                  ...........................................          7.05; 12.02
            (c)                  ...........................................              7.01
            (d)                  ...........................................              7.01
            (e)                  ...........................................              6.11
316(a) (last sentence)           ...........................................             12.06
            (a) (1)(A)           ...........................................              6.05
            (a) (1)(B)           ...........................................              6.04
             (a) (2)             ...........................................              N.A.
              (b)                ...........................................              6.07
         317(a) (1)              ...........................................              6.08
             (a) (2)             ...........................................              6.09
              (b)                ...........................................              2.04
           318(a)                ...........................................             12.01
------------------------
N.A. means Not Applicable.

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of the Indenture.

                                       I
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         INDENTURE dated as of [______], 200[_] among GrafTech International
Ltd., a Delaware corporation (the "Company"), the other parties designated as parties hereto on Schedule 1 hereto (in the capacities, to the extent and in relation to one or more series of notes, debentures, bonds or other evidences of indebtedness (collectively, "debt securities") as identified on Schedule 1 hereto), and [____________], a trust company organized under the laws of the State of New York, as trustee (the "Trustee").

                              W I T N E S S E T H:

         Capitalized and other terms used herein shall have the meanings assigned to them herein.

         The Company has duly authorized the execution and delivery hereof to provide for the issuance, from time to time, of one or more series of debt securities by the Company or one or more of its subsidiaries. The issuer of each series of debt securites has duly authorized the execution and delivery hereof in relation to such series. Each series of debt securities may be senior or subordinated and collaterally secured or unsecured, or a combination thereof, as described in the Schedule 1 hereto with respect to such series. Each series of debt securities may be guaranteed by the Company or one or more of its subsidiaries, as described in the Schedule 1 hereto with respect to such series. Guarantees may be full or limited, senior or subordinated and collaterally secured or unsecured, or a combination thereof. To the extent that a series of debt securities is guaranteed, the guarantees will have the provisions set forth herein and one or more supplements hereto, as described in the Schedule 1 hereto with respect to such series. To the extent that a series of debt securities or related guarantees are collaterally secured, the security interest will be granted under and subject hereto and one or more supplements hereto, security agreements, pledge agreements, mortgages, intercreditor agreements, lien subordination agreements and other documents, as described in the Schedule 1 hereto with respect to such series. This Indenture does not limit the aggregate principal amount of debt securities or any series of debt securities, or the number of series of debt securities, that may be issued hereunder.

         The debt securities may be offered and sold, from time to time, in one or more offerings through brokers or agents; to underwriters for public offering and resale by them; to dealers acting as principals; directly to purchasers (which may include institutional and other investors); or through a combination of such methods. They may be offered and sold at a fixed price or prices; market prices prevailing at the time of sale; prices related to such prevailing prices; prices determined through an auction or bidding process; or negotiated prices. With respect to each offering, the applicable prospectus supplement will describe, among other things, the terms of the offering of the securities offered thereby.

         The Company and the Trustee, and the other parties hereto (in the capacities, to the extent and in relation to Securities as identified in the Series Supplement relating to such series), for the benefit of each other and the Holders of Securities or of any series thereof and Coupons, as follows:

                                   ARTICLE 1

                   Definitions and Incorporation by Reference

         SECTION 1.01 Definitions.

         "Affiliate" of a Person means any other Person, directly or indirectly, controlling or controlled by or under common control with such specified Person. For the purposes of this definition, when used with respect to a Person, "control" means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise. For the purposes of this definition, the terms "controlling" and "controlled" have correlative meanings.

         "Antitrust Fines" means monies payable by the Company in respect of antitrust matters to (1) the U.S. Department of Justice, relating to fines assessed in 1998, and (2) the antitrust authority of the European Union, relating to fines assessed in July 2001.

         "Attributable Debt" with respect to a Sale/Leaseback Transaction in respect of a series of Securities means, as at the time of determination, the present value (discounted at the interest rate borne by such series, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended); provided, however, that if such Sale/Leaseback Transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of "Capital Lease Obligation."

         "Authorized Newspaper" means a newspaper, in an official language of the place of publication or in the English language, customarily published on each day that is a Business Day in the place of publication (whether or not published on days that are Legal Holidays in the place of publication), of general circulation in each place in connection with which the term is used or in the financial community of each such place. Where successive publications are required to be made in Authorized Newspapers, the successive publications may be made in the same or in different newspapers in the same place and in each case on any day that is a Business Day in such place.

         "Bankruptcy Law" means Title 11, United States Code, or any similar foreign, federal, State, provincial, local or other law for the relief of debtors.

         "Bearer Security" means any Security (except a Registered Security), in the form established pursuant to Article 2 and payable to the bearer.

         "Board of Directors" of a Person means the board of directors (or comparable governing body) of such Person or any committee thereof duly authorized to act on behalf of such board (or body).

         "Business Day" means each day which is not a Legal Holiday.

         "Capital Lease Obligation" means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP. The amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP. The Stated Maturity of such obligation shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

         "Capital Stock" of a Person means any and all shares, warrants, options, participations and equivalents of and interests in, and rights to purchase (however designated), equity of such Person, including Preferred Stock and partnership interests, but excluding debt securities convertible into or exchangeable or exercisable for such equity.

         "Change of Control" in respect of a series of Securities means the first to occur of any of the following events:

               (1) any Person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that, for purposes of this clause (1), (A) such Person shall be deemed to have beneficial ownership of all Voting Stock of the Company that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time, and (B) such Person shall be deemed to beneficially own any Voting Stock of the Company held by any other Person, if such Person is the beneficial owner (as otherwise defined in this clause (1), directly or indirectly, of more than 35% of the voting power of the Voting Stock of such other Person), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Company;

               (2) individuals who on the Issue Date of such series constituted the Board of Directors of the Company (together with any new directors whose election by the Board of Directors of the Company was, or whose nomination for election by the stockholders of the Company was, approved by a vote of 66-2/3% of the directors of the Company then still in office who were either directors on such Issue Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office;

               (3) the adoption of a plan relating to the liquidation, dissolution or winding up of the Company;

               (4) the merger or consolidation of the Company with or into another Person, the merger of another Person with the Company or the sale of all or substantially all of the assets of the Company (determined on a consolidated basis in accordance with GAAP) to another Person or Persons, other than a transaction following which
          (A) in the case of a merger or consolidation, holders of securities that represented 100% of the Voting Stock of the Company immediately prior to such merger or consolidation (or other securities into which such securities are converted as part of such merger or consolidation) hold directly or indirectly at least a majority of the voting power of the Voting Stock of the surviving Person in such merger or consolidation immediately after such merger or consolidation and in substantially the same proportion as before such merger or consolidation and (B) in the case of a sale of assets,
          (i) the transferee Person or Persons becomes or become a guarantor or guarantors in respect of such series and (ii) either (x) such transferee or transferees constitutes or constitute a direct or indirect Subsidiary or Subsidiaries of the transferor of such assets or (y) holders of securities that represented 100% of the Voting Stock of the Company immediately prior to such sale of assets hold, directly or indirectly, at least a majority of the voting power of the Voting Stock of the transferee or transferees (or a Person or Persons of whom such transferee or transferees are direct or indirect Wholly Owned Subsidiaries) immediately after such sale of assets and in substantially the same proportion as before such sale of assets; or

               (5) the Company ceases to own, directly or indirectly, all of the voting power of the Voting Stock of GrafTech Global, UCAR Carbon and the Issuer of such series.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Collateral Agent" in respect of a series of Securities means each collateral agent under any Security Document relating to such series.

         "Collateral Obligor" in respect of a series of Securities means each obligor under any Security Document relating to such series.

         "Collateral Security" in respect of a series of Securities means the security interest, if any, in the Securities or the Guaranties, if any, granted pursuant to a Series Supplement relating to such series and under and subject to an applicable Security Document relating to such series.

         "Company" means GrafTech International Ltd., a corporation organized under the laws of the State of Delaware, and its successors.

         "Consolidated Net Worth" means the total of the amounts shown on the consolidated balance sheet of the Company, determined in accordance with GAAP, as of the end of the most recent fiscal quarter of the Company for which consolidated financial statements are publicly available, as the sum of:

               (1) the par or stated value of all of the outstanding Capital Stock of the Company; plus

               (2) all paid-in capital or capital surplus (however described) relating to such Capital Stock; plus

               (3) all accumulated other comprehensive income, retained earnings and earned surplus, less (A) any accumulated deficit and accumulated other comprehensive loss, (B) any amounts attributable to Disqualified Stock and (C) any cost of treasury stock.

         "Coupon" means any interest coupon appertaining to a Bearer Security.

         "Credit Agreement" means:

               (1) the Credit Agreement dated as of February 22, 2000 among the Company, GrafTech Global, GrafTech Finance, certain of the other Subsidiaries of the Company, the lenders thereunder, JPMorgan Chase Bank, as Administrative Agent, J.P. Morgan Securities Inc. and Credit Suisse First Boston, as Joint-Lead Arrangers, and Chase Securities Inc. and Credit Suisse First Boston, as Syndication Agents, together with the documents related thereto (including the term loans and revolving loans thereunder, the guarantees related thereto and the security documents related thereto), as amended, extended, renewed, restated, supplemented or otherwise modified (in whole or in part and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any agreement or agreements (and related documents) governing Indebtedness incurred to Refinance, in whole or in part, the borrowings and commitments then outstanding or permitted to be outstanding under such Credit Agreement or a successor to such Credit Agreement, whether by the same or any other lender or group of lenders; or

               (2) if the credit facility described in clause (1) above is not then in place, the principal senior secured credit facility of the Company and its Subsidiaries then in place, together with the documents related thereto (including the term loans and revolving loans thereunder, the guarantees related thereto and the security documents related thereto), as amended, extended, renewed, restated, supplemented or otherwise modified (in whole or in part and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any agreement or agreements (and related documents) governing Indebtedness incurred to Refinance, in whole or in part, the borrowings and commitments then outstanding or permitted to be outstanding under such credit facility or a successor to such credit facility, whether by the same or any other lender or group of lenders.

         "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

         "Default" in respect of a series of Securities means any event which is, or after notice or passage of time or both would be, an Event of Default with respect to such series.

         "Definitive Security" in respect of a series of Securities means a certificated Registered Security of that series that is issued in definitive, fully registered form without interest coupons and that does not include the global legend set forth under the global legend caption in Exhibit 1 hereto and that represents (1) individually the amount of Registered Securities of that series held by each Holder of Securities of that series and (2) collectively the aggregate the amount of

Registered Securities of that series held by all Holders of Registered Securities of that series, where the certificates are registered in the names of the respective Holders of Securities of that series.

         "Depositary" in respect of a series of Securities issuable or issued as a Global Security means, unless otherwise specified by the Issuer of such series pursuant to Section 2.01(c)(7), The Depository Trust Company, New York, New York, or any nominee thereof or successor thereto registered as a clearing agency under the Exchange Act.

         "[DESIGNATED SENIOR INDEBTEDNESS]" in respect of a series of Securities means any Senior Indebtedness which is specifically designated by the Company or the Issuer of such series in the instrument evidencing or governing such Senior Indebtedness.

         "Disqualified Stock" in respect of a series of Securities, with respect to any Person, means any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder) or upon the happening of any event:

               (1) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

               (2) is convertible or exchangeable at the option of the holder for Indebtedness or Disqualified Stock; or

               (3) is mandatorily redeemable or must be purchased upon the occurrence of certain events or otherwise, in whole or in part;

in each case on or prior to the first anniversary of the Stated Maturity of such series; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to purchase or redeem such Capital Stock upon the occurrence of a "change of control" occurring prior to the first anniversary of the Stated Maturity of such series shall not constitute Disqualified Stock if:

               (1) the "change of control" provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock in a material respect than the terms with respect to such series hereunder; and

               (2) any such requirement only becomes operative after compliance with such terms with respect to such series, including the purchase of any Securities of such series tendered pursuant thereto.

The amount of any Disqualified Stock that does not have a fixed redemption, repayment or repurchase price will be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were redeemed, repaid or repurchased as of the date on which the amount of such Disqualified Stock is being determined; provided, however, that if such

Disqualified Stock could not be required to be redeemed, repaid or repurchased at such date, the redemption, repayment or repurchase price will be the book value of such Disqualified Stock as reflected in the most recent financial statements of such Person.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Foreign Restricted Subsidiary" in respect of a series of Securities means a Restricted Subsidiary that is incorporated in a jurisdiction other than the United States of America or a State thereof and with respect to which more than 80% of any of its sales, earnings or assets (determined on a consolidated basis in accordance with GAAP) are located in, generated from or derived from operations located outside the United States of America and the States thereof.

         "GAAP" in respect of a series of Securities means generally accepted accounting principles in the United States of America as in effect as of the Issue Date of such series, including those set forth in:

               (1) opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants;

               (2) statements and pronouncements of the Financial Accounting Standards Board;

               (3) rules and regulations of the Public Company Accounting Oversight Board, including opinions and pronouncements of its staff in bulletins and similar written statements;

               (4) statements by such other entity as may be approved by a significant segment of the accounting profession; and

               (5) rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements of its staff in staff accounting bulletins and similar written statements.

         "GENCO" means Graphite Electrode Network LLC, a limited liability company under the laws of the State of Delaware, and its successors.

         "Global Security" in respect of a series of Securities means a Registered Security of that series that is registered in the name of, and delivered to, the Depositary for that series (or pursuant to such Depositary's instruction), which represents (and is denominated in an amount equal to) the aggregate principal amount of, all of the outstanding Registered Securities of that series or any portion thereof.

         "GrafTech Finance" means GrafTech Finance Inc., a corporation organized under the laws of the State of Delaware, and its successors.

         "GrafTech Global" means GrafTech Global Enterprises Inc., a corporation organized under the laws of the State of Delaware, and its successors.

         "Guarantee" of a Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such
Person:

               (1) to purchase or pay (or advance or supply funds for the purchase or payment of) Indebtedness of such other Person (whether arising by virtue of partnership agreements or arrangements, agreements to keep-well, agreements to purchase assets, goods, securities or services or to take-or-pay (in each case, other than in the ordinary course of business), agreements to maintain financial statement conditions, or otherwise); or

               (2) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. When used as a verb, the term "Guarantee" shall have a correlative meaning.

         "Guaranties" in respect of a series of Securities means collectively the Parent Guaranty and the Subsidiary Guaranties.

         "Guarantors" in respect of a series of Securities means collectively the Parent Guarantor and the Subsidiary Guarantors.

         "Guaranty Agreement" in respect of a series of Securities means a supplemental indenture, in a form reasonably acceptable to the Trustee (or containing recitations and other matters in a form reasonably acceptable to the Trustee, which recitations and matters are included in a supplemental indenture that relates to other matters provided for in Article 9), pursuant to which a Guarantor guarantees the obligations of the Issuer of such series of Securities on the same terms provided in Article 10 and Section 12.12 hereof.

         "Hedging Obligations" of a Person means the obligations of such Person pursuant to (1) any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement designed to protect such Person against fluctuations in interest rates or (2) any foreign exchange contract, currency swap agreement or other similar agreement designed to protect such Person against fluctuations in currency values.

         "Holder" in respect of a series of Securities means (1) in the case of any Registered Security, the Person in whose name such Registered Security is registered on the Registrar's books and (2) in the case of any Bearer Security of such series (including any Coupon appertaining thereto), the bearer thereof.

         "Incur" means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Restricted Subsidiary. When used as a noun, the term "Incurrence" shall have a correlative meaning.

         "Indebtedness" of any Person as of any date of determination means (without duplication):

               (1) the principal in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable, including, in each case, any premium on such indebtedness to the extent such premium has become due and payable;

               (2) all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale/Leaseback Transactions entered into by such Person;

               (3) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement regarding the purchase of such property (but, in each case, excluding trade accounts payable arising in the ordinary course of business);

               (4) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing (A) payment of the Antitrust Fines or (B) obligations (other than obligations described in clauses (1) through (3) above) entered into in the ordinary course of business of such Person, in each case, to the extent that such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following the draw;

               (5) all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock of such Person or, with respect to any Preferred Stock of any Subsidiary of such Person, the principal amount of such Preferred Stock determined in accordance with Section 1.04(10) (but excluding, in each case, all accrued dividends);

               (6) all obligations of the type described in clauses (1) through
          (5) above of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

               (7) all obligations of the type described in clauses (1) through
          (6) above of other Persons secured by any Lien on any property of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property and the amount of the obligation so secured; and

               (8) to the extent not otherwise included in this definition, all Hedging Obligations of such Person.

The amount of Indebtedness of any Person as of any date shall be the outstanding balance at such date of all unconditional obligations described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, at such date of any contingent obligation as determined in accordance with GAAP; provided, however, that in the case of Indebtedness sold at a discount, the amount of such Indebtedness at any time will be the accreted value thereof at such time as determined in accordance with GAAP. For the avoidance of doubt, Indebtedness that is redeemed, defeased, retired or otherwise repaid shall no longer be considered Indebtedness.

         "Indenture" in respect of a series of Securities means this Indenture, as amended or supplemented from time to time, including the terms of such series set forth in any Series Supplement with respect to such series, as (and only as) it relates to such series.

         "Interest" on an Original Issue Discount Security which by its terms bears interest only after Stated Maturity means interest payable after Stated Maturity.

         "Interest Payment Date" in respect of a series of Securities means a Regular Interest Payment Date or a Special Interest Payment Date, as the case may be.

         "Investment" in any Person means:

               (1) any direct or indirect advance, loan or other extension of credit (including by way of Guarantee or similar arrangement) to or for such Person, but in each case excluding trade accounts payable arising in the ordinary course of business;

               (2) any direct or indirect capital contribution (by means of any transfer of cash or other property or any payment for property or services, but in each case excluding transfers or payments in the ordinary course of business) in or to such Person; or

               (3) any direct or indirect purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person.

Except as otherwise provided herein, the amount of an Investment shall be its fair value at the time the Investment is made and without giving effect to subsequent changes in value. For purposes of the definition of "Unrestricted Subsidiary":

               (1) the term "Investment" shall include the portion (proportionate to the Company's direct or indirect equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in the amount (if positive) equal to (A) the Company's Investment (as otherwise defined in this definition) in such Subsidiary at the time of such redesignation less (B) the portion (proportionate to the Company's direct or indirect equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

               (2) any property transferred to or from an Unrestricted Subsidiary, by or to the Company or a Restricted Subsidiary, shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors of the Company, whose good faith determination shall be conclusive.

For purposes of valuing an Investment in a joint venture or an Unrestricted Subsidiary, the book value of non-cash contributions shall be used unless the Investment constitutes a line of business, in which case the fair market value of the line of business shall be used. For purposes of valuing an Investment, contributions of Capital Stock (other than Disqualified Stock) of the Company shall be treated as having zero book value.

         "Issue Date" in respect of a series of Securities means the date on which such series of Securities is initially issued.

         "Issuer" in respect of a series of Securities means the party named as such (which may be the Company) in the Series Supplement as to such series, including any amendment to Schedule 1 hereto, until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and as required by the TIA, each other obligor on such series (but not including any Guarantors or Collateral Obligors of such series).

         "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or any lease in the nature thereof).

         "Maturity" in respect of any series of Securities means the date on which the principal of such series becomes due and payable as provided herein or in the Series Supplement relating to such series, whether at the Stated Maturity, by declaration of acceleration or call for redemption, or otherwise.

         "Obligations" with respect to any Indebtedness means all obligations for principal, premium, interest, penalties, fees, indemnification, reimbursement and other amounts payable pursuant to the documentation governing such Indebtedness.

         "Officer" of a Person means the Chairman of the Board, the President, any Vice President, the Treasurer, an Assistant Treasurer, the Controller, an Assistant Controller, the Secretary or an Assistant Secretary (or any individual with a different title performing the functions comparable to any individual with any of the preceding titles) of such Person.

         "Officers' Certificate" of a Person means a certificate signed by two Officers of such Person, one of whom shall be the Chairman of the Board, the President or a Vice President of such Person (or any individual with a different title performing the functions comparable to any individual with any of the preceding titles) and the other of whom shall be the Treasurer, an Assistant Treasurer, the Controller, an Assistant Controller, the Secretary or an Assistant Secretary of such Person (or any individual with a different title performing the functions comparable to any individual with any of the preceding titles).

         "Opinion of Counsel" means a written opinion of legal counsel, in form and substance reasonably acceptable to the Trustee. Such legal counsel may be an employee of or counsel to the Company or any of its Subsidiaries.

         "Original Issue Discount Security" means (1) any Security which provides for an amount less than the stated principal thereof to be due and payable upon a declaration of acceleration of the Stated Maturity thereof and
(2) any other Security deemed to be an original issue discount security for U.S. federal income tax purposes.

         "Parent Guaranty" in respect of a series of Securities means a Guaranty by a Parent Guarantor of the obligations of the Issuer of such series in respect of such Securities.

         "Parent Guarantor" in respect of a series of Securities means (1) the Company, if it (a) is designated a Guarantor of the obligations of the Issuer of such series, in respect of such Securities in the Series Supplement with respect to such series (including any amendment to Schedule 1 hereto), and (b) executes and delivers to the Trustee on the Issue Date for such series a Guaranty Agreement designating it a Parent Guarantor, and (2) each successor to the Company that Guarantees such obligations pursuant hereto.

         "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust or unincorporated organization, any government or agency or political subdivision thereof or any other entity.

         "Preferred Stock" of a Person means Capital Stock of such Person of any class or classes (however designated) which is preferred as to the payment of dividends or distributions by, or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of, such Person over shares of Capital Stock of any other class of such Person.

         "principal" of Indebtedness or a debt security means the principal of such Indebtedness or debt security, plus the premium, if any, payable thereon which is due or overdue or is to become due at the relevant time.

         "Public Equity Offering" means an underwritten primary public offering of common stock of the Company pursuant to an effective registration statement under the Securities Act, including a primary public offering conducted concurrently or together with a secondary public offering.

         "Qualified Receivables Transaction" means any transaction or series of transactions by the Company or any of its Subsidiaries pursuant to which the Company or any of its Subsidiaries sells, conveys, discounts, factors or otherwise transfers to any other Person (other than the Company or a Subsidiary of the Company), or grants a security interest to any such other Person in, any accounts receivable (whether now existing or arising in the future) of the Company or any of its Subsidiaries and any asset related thereto, including all collateral securing the accounts receivable, all contracts, guarantees and other obligations in respect of the accounts receivable, all proceeds of the accounts receivable and all other assets which are customarily transferred, or in respect of which security interests are customarily granted, in connection with asset securitization, factoring or similar transactions involving accounts receivable.

         "Refinance" in respect of any Indebtedness means to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. The terms "Refinanced" and "Refinancing" shall have correlative meanings.

         "Record Date" means a Regular Record Date or a Special Record Date, as the case may be.

         "Registered Security" means any Security established pursuant to
Article 2 which is registered on the Registrar's books.

          "Regular Interest Payment Date", in respect of any installment of interest on any series of Securities which by its terms bears interest at any time, means the date (other than a Special Interest Payment Date) on which such installment becomes due and payable.

         "Regular Record Date" for interest payable on any Registered Security of a series on any Regular Interest Payment Date in respect of such series means the date (other than a Special Record Date) specified in respect of such Registered Security of such series as the Record Date for the determination of Holders of such series entitled to receive payment of such interest.

         "Related Business" in respect of a series of Securities means any business in which the Company or any of its Subsidiaries were engaged on the Issue Date for such series and any business related, ancillary or complementary to any such business.

         "Representative" means any trustee, agent or representative, if any, for an issue of [DESIGNATED SENIOR INDEBTEDNESS].

         "Restricted Subsidiary" in respect of a series of Securities means any Subsidiary of the Company that is not an Unrestricted Subsidiary in respect of such series. Unless otherwise stated, reference to "Restricted Subsidiaries" means Restricted Subsidiaries in respect of the series of Securities as to which the determination is being made.

         "Revolving Credit Facility" means:

         (1) any revolving credit facility provided in the Credit Agreement;

         (2) any local operating line of credit (however designated) under which a Subsidiary of the Company is the borrower; and

         (3) in either case, any other Indebtedness that Refinances, in whole or in part, any such revolving credit facility or line of credit or any successor thereto.

         "Sale/Leaseback Transaction" in respect of a series of Securities means an arrangement relating to property owned by the Company or a Restricted Subsidiary on the Issue Date for such series or thereafter acquired by the Company or a Restricted Subsidiary whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary leases it from such Person.

         "SEC" means the U.S. Securities and Exchange Commission.

         "Security" or "Securities" means any debt security or debt securities of any series that is issued, executed, authenticated and delivered from time to time pursuant hereto and, unless the context requires otherwise, includes the Coupons appertaining to any Bearer Security (whether or not the Coupons have been detached).

         "Securities Act" means the Securities Act of 1933, as amended.

         "Securities Custodian" in respect of a series of Securities means the custodian with respect to a Global Security (as appointed by the Depositary for such series), or any successor Person thereto, and shall initially be the Trustee.

         "Security Document" as to a series of Securities means any supplement, security agreement, pledge agreement, mortgage, intercreditor agreement, lien subordination agreement and other document as may be required to evidence Collateral Security relating to such series.

         "Senior Indebtedness" in respect of a series of Securities or any related Guaranty, with respect to any Person on any date of determination, means:

               (1) Indebtedness of such Person, whether outstanding on the Issue Date for such series or thereafter Incurred; and

               (2) accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person, whether or not post-filing interest is allowed in such proceeding) in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;

unless, in the case of clauses (1) and (2), in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are junior or subordinate in right of payment to such series or such Guaranty, as the case may be; provided, however, that Senior Indebtedness shall not include:

               (1) any obligation of such Person to any Subsidiary of such Person;

               (2) any liability for foreign, federal, State, provincial, local or other taxes owed or owing by such Person;

               (3) any accounts payable or other liability to trade creditors arising in the ordinary course (including guarantees thereof and instruments evidencing such liabilities);

               (4) any Indebtedness of such Person (and any accrued and unpaid interest in respect thereof) which is junior or subordinate in right of payment or junior or subordinate in any respect to any other Indebtedness or other obligation of such Person, including any Subordinated Obligations; or

               (5) that portion of any Indebtedness which at the time of Incurrence is Incurred in violation hereof.

         "Series Supplement" with respect to a series means, collectively, one or more supplemental indentures and Security Documents setting forth the specific terms of such series, including any amended Schedule 1 as to such series and the form of Security for such series. A Series Supplement may add to, delete from or change any provision hereof as to a series created thereby.

         "Significant Subsidiary" means any Restricted Subsidiary that would be a significant subsidiary of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

         "Special Interest Payment Date" in respect of a series of Securities means the date of payment of any defaulted interest pursuant to Section 2.12.

         "Special Record Date" in respect of any Registered Securities of a series means the date fixed by the Issuer in respect of such Registered Securities of such series as the special Record Date for the determination of Holders of such Registered Securities of such series entitled to receive payment of defaulted interest on the Special Interest Payment Date with respect to such series pursuant to Section 2.12.

         "Stated Maturity" of any Indebtedness means the date specified by the documents governing such Indebtedness as the fixed date on which the final payment of principal of such Indebtedness is due and payable, including payment pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such Indebtedness at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

         "Subordinated Obligation" in respect of a series of Securities or any related Guaranty, with respect to any Person, means any Indebtedness of such Person (whether outstanding on the Issue Date for such series or thereafter Incurred) which is junior or subordinate in right of payment to such series or such Guaranty, as the case may be, pursuant to a written agreement to that effect.

         "Subsidiary" of a Person means any corporation, association, partnership, limited liability company, joint venture, joint stock company, trust, unincorporated organization or other business entity of which more than 50% of the total voting power of Voting Stock is at the time owned or controlled, directly or indirectly, by:

               (1) such Person;

               (2) such Person and one or more Subsidiaries of such Person; or

               (3) one or more Subsidiaries of such Person.

         "Subsidiary Guarantor" in respect of a series of Securities means (1) each Subsidiary of the Company that (a) is designated a Subsidiary Guarantor in respect of such Securities in the Series Supplement with respect to such series and (b) executes and delivers to the Trustee a Guaranty Agreement on the Issue Date for such series designating it a Subsidiary Guarantor, (2) each other Subsidiary of the Company that thereafter Guarantees such obligations by executing and delivering to the Trustee a Guaranty Agreement designating it a Subsidiary Guarantor pursuant to the terms hereof, and (3) each successor to any Subsidiary described in clause (1) or (2) that Guarantees such obligations pursuant hereto.

         "Subsidiary Guaranty" in respect of a series of Securities, means a Guaranty by a Subsidiary Guarantor of the obligations of the Issuer of such series with respect to such series.

         "Temporary Cash Investments" means:

               (1) any investment in direct obligations of the United States of America or any agency thereof or any obligations guaranteed by the United States of America or any agency thereof;

               (2) any investment in a time deposit account, certificate of deposit or money market deposit maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any State thereof or any foreign country recognized by the United States of America, which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50.0 million (or the foreign currency equivalent thereof) and has outstanding long-term debt (or whose parent holding company has outstanding long-term debt) rated "A" (or a foreign equivalent rating) or higher by at least one nationally recognized statistical rating organization as defined in Rule 436 under the Securities Act (or the foreign equivalent thereof), in a money-market fund sponsored by a registered broker-dealer or mutual fund distributor;

               (3) any repurchase obligation with a term of not more than 30 days for underlying securities of the types described in clause (1) entered into with a bank meeting the qualifications described in clause (2);

               (4) any investment in commercial paper maturing not more than 180 days after the date of acquisition issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America, any State thereof, or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or the foreign equivalent thereof) or higher according to Moody's Investors Service, Inc. (or the foreign equivalent thereof) or "A-1" (or the foreign equivalent thereof) or higher according to Standard and Poor's Ratings Group (or the foreign equivalent thereof);

               (5) any investment in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any State of the United States of America, or by any political subdivision or taxing authority thereof, which is rated at least "A" by Standard & Poor's Ratings Group or "A-2" by Moody's Investors Service, Inc.; and

               (6) in the case of any Foreign Restricted Subsidiary, any investment:

                    (A) in direct obligations of the sovereign nation (or any
               agency thereof) in which such Foreign Restricted Subsidiary is organized and is conducting business or in obligations fully and unconditionally guaranteed by such sovereign nation (or any agency thereof); provided, that such obligations have a rating of "A" (or the foreign equivalent thereof) or higher by at least one nationally recognized statistical rating organization as defined in Rule 436 under the Securities Act (or the foreign equivalent thereof);

                    (B) of the type and maturity described in clauses (1)
               through (5) of foreign obligors, which investments or obligors (or the parents of such obligors) have ratings described in such clauses or the foreign equivalent ratings from the foreign equivalent agencies; or

                    (C) of the type and maturity described in clauses (1)
               through (5) of foreign obligors (or the parents of such obligors), which investments or obligors (or the parents of such obligors) are not rated as provided in such clauses or in clause
               (6)(B) but which are, in the reasonable judgment of the Company, comparable in investment quality to such investments and obligors (or the parents of such obligors); provided, that the aggregate face amount outstanding at any time of such investments of all Foreign Restricted Subsidiaries made pursuant to this clause (6)(C) does not exceed $50.0 million;

               (7) any investment in a mutual fund whose investment guidelines restrict such funds' investments to those satisfying clauses (1) through (5); and

               (8) any investment in a time deposit account, certificate of deposit or money market deposit in an aggregate face amount not in excess of 1% of the total consolidated assets of the Company (as determined in accordance with GAAP) as of the end of the Company's most recently completed fiscal year.

         "Term Loan Facility" means:

         (1) any term loan facility provided in the Credit Agreement; and

         (2) in either case, any other Indebtedness that Refinances, in whole or in part, any such term loan facility or line of credit or any successor thereto.

         "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date hereof.

         "Trustee" of a series of Securities means the party named as such herein as to such series of Securities until a successor replaces it and, thereafter, means the successor trustee relating to such series of Securities.

         "Trust Officer" means any officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

         "UCAR Carbon" means UCAR Carbon Company Inc., a corporation organized under the laws of the State of Delaware, and its successors.

         "Unrestricted Subsidiary" in respect of a series of Securities means:

               (1) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary in respect of such series by the Board of Directors of the Company (or its Chief Financial Officer, if the Subsidiary is not a Significant Subsidiary) in the manner provided below; and

               (2) any Subsidiary of such a Subsidiary;

provided, however, that the Company shall not be entitled to designate the Issuer of such series as an Unrestricted Subsidiary in respect of such series.

         The Board of Directors of the Company (or its Chief Financial Officer, if the Subsidiary is not a Significant Subsidiary) may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary in respect of any or all series of Securities unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or holds any Lien on any property of, the Company or any other Subsidiary of the Company (excluding any other Unrestricted Subsidiary and any Subsidiary of the Subsidiary to be so designated); provided, however, that, if any Series Supplement contains a covenant that limits investments, dividends or similar payments, either: (1) the Subsidiary to be so designated has total assets of $1,000 or less; or (2) if the Subsidiary to be so designated has assets greater than $1,000, then in each such case an investment, dividend or similar payment in an amount equal to such Subsidiary's consolidated net assets (as defined in such Series Supplement) would be permitted under the applicable covenant.

         The Board of Directors of the Company (or its Chief Financial Officer, if the Subsidiary is not a Significant Subsidiary) may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary in respect of such series; provided, however, that immediately after giving effect to such designation (1) no Default with respect to such series shall have occurred and be continuing and
(2) if any Series Supplement contains a covenant that limits incurrence of Indebtedness based on a financial measure, the Company could Incur $1.00 of additional Indebtedness under such covenant.

         Any designation of an Unrestricted Subsidiary or designation of an Unrestricted Subsidiary as a Restricted Subsidiary by the Board of Directors of the Company or its Chief Financial Officer, as the case may be, shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors of the Company giving effect to such designation, if any, and an Officers' Certificate of the Company certifying that such designation complied with the preceding provisions.

         "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (or any agency thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

         "Voting Stock" of a Person means any and all classes of Capital Stock of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

         "Wholly Owned Subsidiary" of a Person means a Subsidiary of such Person, at least 97% of the Capital Stock of which (other than directors' qualifying or other legally required shares) is owned by such Person or one or more other Wholly Owned Subsidiaries of such Person. Unless otherwise stated, reference to "Wholly Owned Subsidiary" means a Wholly Owned Subsidiary in respect of the series of Securities as to which the determination is being made.

SECTION 1.02        Other Definitions.

      Term                                                   Defined in Section
      ----                                                   ------------------
      "Agent Members" ..................................     2.06(f)
      "Bearer Paying Agent" ............................     2.03

      Term                                                   Defined in Section
      ----                                                   ------------------
      "Blockage Notice" ................................     11.03
      "Change of Control Offer" ........................     4.03(b)
      "covenant defeasance option" .....................     8.01(b)
      "Debt Obligations" ...............................     10.01
      "defaulted interest" .............................     4.01
      "Event of Default" ...............................     6.01
      "Legal Defeasance Option" ........................     8.01(b)
      "Legal Holiday" ..................................     12.09
      "Pari Passu Indebtedness" ........................     11.01(a)
      "pay the Subordinated Series" ....................     11.03
      "Paying Agent" ...................................     2.03
      "Payment Blockage Period" ........................     11.03
      "Registrar" ......................................     2.03
      "Registered Paying Agent" ........................     2.03
      "retiring Trustee"................................     7.08(g)
      "Subordinated Indebtedness".......................     11.01(a)
      "Subordinated Series" ............................     11.01(b)
      "Successor Company" ..............................     5.01

         SECTION 1.03 Incorporation by Reference of Trust Indenture Act. This Indenture is subject to the mandatory provisions of the TIA which are incorporated by reference in and made a part hereof. The following TIA terms have the following meanings:

         "Commission" means the SEC;

         "indenture securities" means the Securities of any series;

         "indenture security holder" means a Holder;

         "indenture to be qualified" means this Indenture;

         "indenture trustee" means the Trustee; and

         "obligor" on the indenture securities of any series means the Issuer of such series and any other obligor on the indenture securities of such series.

All other TIA terms used herein that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

         SECTION 1.04 Rules of Construction. Unless the context otherwise requires:

               (1) a term has the meaning assigned to it;

               (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

               (3) the word "or" is not exclusive;

               (4) the word "including" means including without limitation;

               (5) the word "agency" used in reference to any government or governmental authority or body includes instrumentality, authority and body;

               (6) the word "State" used in reference to the United States of America includes commonwealths thereof and the District of Columbia;

               (7) the words "asset" and "property" are interchangeable and have identical meanings;

               (8) words in the singular include the plural and words in the plural include the singular, as applicable;

               (9) unsecured Indebtedness shall not be deemed to be junior or subordinate in right of payment to secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

               (10) the principal amount of any Preferred Stock shall be (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater;

               (11) references to "$" shall mean U.S. dollars;

               (12) unless otherwise stated, any reference to a defined term herein shall be a reference to such defined term in respect of the series of Securities as to which the determination is being made;

               (13) the words "herein", "hereof", "hereto" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision hereof; and

               (14) all references to the date on which Securities of any series were originally issued shall refer to the date on which any Securities of such series were first issued, executed, authenticated, delivered and paid for.

                                   ARTICLE 2

                                 The Securities

         SECTION 2.01 Issuable in Series; General Limitations; Terms of Particular Series; Form; Denominations.

               (a) Except as otherwise provided in Schedule 1 hereto in relation to a series of Securities as such Schedule 1 is then in effect, Securities (including additional Securities of a series that is or previously has been outstanding) may be issued, executed, authenticated, delivered and outstanding hereunder, from time to time and at any time, in one or more series, without limitation as to the number of series or the aggregate principal amount of any series in particular or all series hereunder. Securities may have the terms (including Guaranties and Collateral Security), be offered, sold and purchased (and the purchase price or other consideration therefor paid or delivered) as described in the recitals hereto.

               (b) The Board of Directors of the Company shall authorize the creation of each series of Securities by adopting a resolution or resolutions setting forth, or authorizing the Officers of the Company to approve, the general terms thereof, in detail satisfactory to it (whose determination thereof shall be conclusive). The Board of Directors of the Issuer of a series of Securities shall create such series by adopting a resolution or resolutions approving, or authorizing the Officers of the Company to approve, a Series Supplement (which may include an amendment or supplement to Schedule 1 hereto). The creation of such series shall become effective upon delivery to the Trustee of an Officers' Certificate of the Company and the Issuer of such series or, if later, at such time as shall be specified in such Officers' Certificate; provided, however, that, if the Trustee determines that the terms of such series would impose upon it additional duties or expose it to additional liabilities, then such creation shall not become effective until the Trustee shall have accepted such Series Supplement (including any such amendment or supplement to Schedule 1 hereto). The Board of Directors of the Issuer or the Officers of the Issuer may at any time terminate the existence of any series of Securities (and any related Guaranty or Security Document) as to which no Securities of such series are then outstanding.

         The Board of Directors or comparable governing body of any Guarantor or Collateral Obligor on a series of Securities shall authorize the granting of such Guaranty or Collateral Security by adopting a resolution or resolutions approving such grant, or authorizing the Officers of the Company to approve such grant. The creation of such Guaranty or Collateral Security as to such series shall become effective upon delivery of an Officers' Certificate from such Guarantor or Collateral Obligor to the Trustee or, if later, at such time as shall be specified in such Officers' Certificate; provided, however, that, if the Trustee determines that the terms of such Guaranty or Collateral Security would impose upon it additional duties or expose it to additional liabilities, then such creation shall not become effective until the Trustee shall have accepted such Officers' Certificate.

               (c) The Series Supplement for each series of Securities shall set forth:

               (1) the issuer, title and type of the series, including whether the Securities of such series are Original Issue Discount Securities;

               (2) the currency or currencies or unit or units based on or related to currencies (or method for determining the currency or currencies or unit or units) in which the Securities of such series will be denominated and in which payments of principal of, premium, if any, and interest on Securities of such series shall or may be payable;

               (3) the aggregate principal amount of the Securities of such series;

               (4) the maturity date or dates of the Securities of such series;

               (5) the interest rate (or method for determining the interest rate) on the Securities of the series (including provisions relating to the accrual and computation of interest, including the dates from and to which interest will accrue, and provisions relating to fixed, variable or participatory interest rates, if any);

               (6) the provisions relating to payment of principal of and premium, if any, and interest, if any, on the Securities of the series (including provisions relating to record dates and payment dates and places and provisions relating to rights to defer payments or extend payment dates, if any); and, if any of the Securities of such series are to be issuable as Bearer Securities, whether provisions relating to payment of interest in respect of any portion of a temporary Bearer Security in global form payable in respect of an interest payment date therefor prior to the exchange, if any, of such temporary bearer Security for a definitive Security shall be paid to any clearing organization with respect to the portion of such temporary Bearer Security held for its account (and the terms and conditions, including any certification requirements, on which any such interest payment received by a clearing organization will be credited to the Persons entitled to interest payable on such date);

               (7) if different from the provisions herein, the provisions relating to issuance of the Securities of the series in (A) registered form or in bearer form (including any restrictions applicable to the offer, sale or delivery of Securities in bearer form and the terms, if any, upon which Securities in bearer form may be exchanged for Securities in registered form and vice versa; and the date as of which any such Security in bearer form shall be dated (if other than the date of original issuance of the first of such Securities to be issued); and any restrictions, if any, applicable to the offer, sale or delivery thereof and the terms, if any, upon which Securities in bearer form may be exchanged for Securities in registered form, and vice versa), or a combination thereof, (B) if Securities of the series will be issuable in registered form, the provisions relating to the issuance of the series in definitive form or in global form (including the date as of which any such Security in global form shall be dated, if other than the date of original issuance of the first of such Securities to be issued; and the terms and conditions, if any, upon which such security in global form may be exchanged in whole or in part for other individual Securities and the depositary for such security in global form (if other than the depositary specified herein)), or a combination thereof, or (C) if Securities of the series will be issuable in bearer form, with Coupons or without Coupons, or a combination thereof;

               (8) the additions to, deletions from or other changes, if any, to the Events of Default set forth herein that shall be applicable to the Securities of the series (including grace periods and provisions relating to acceleration and additional interest, if any);

               (9) the portion of the principal amount of the Securities of the series, if other than the total principal amount thereof because the Securities are Original Issue Discount Securities, which shall be payable upon declaration of acceleration of the maturity thereof pursuant to Section 6.02 or provable in bankruptcy pursuant to Section 6.09;

               (10) the provisions relating to seniority or subordination of the Securities of such series (including the relative ranking of such series with respect to each other series and other debt securities and other indebtedness), including the additions to, deletions from or changes to Article 12 hereof, if any;

               (11) the provisions relating to optional and mandatory conversion or exchange of the Securities of such series for or into new Securities of a different series or other securities or property, including capital stock of the Company or any subsidiary thereof or securities convertible into or exchangeable or exercisable for such capital stock (including antidilution provisions, if any);

               (12) the provisions relating to optional and mandatory repurchase, redemption and prepayment rights of Securities of the series (including provisions relating to asset sales, excess cash flow, sinking funds and change of control, if any);

               (13) the provisions relating to guarantees of the obligations of the Issuer in respect of the Securities of the series (including provisions relating to seniority, subordination and collateral security), if any;

               (14) the provisions relating to collateral security to secure repayment of the Securities of such series or any guaranty and the extent to which such collateral shall be subject to the claims of holders of such series (including provisions relating to priority), if any;

               (15) the provisions relating to additions to, deletions from or changes in the provisions of Article 8 in respect of the Securities of the series;

               (16) the provisions relating to the covenants solely for the benefit of the Securities of the series (including the additions to, deletions from or changes in the provisions of Article 4 or the definitions in Article 1), if any;

               (17) the restrictions, if any, on the issuance of additional Securities of the same or any other series of Securities or any other debt securities;

               (18) the denominations in which any of the Securities of the series that shall be issuable, if other than denominations of $1,000 and any integral multiple thereof as provided for in Section 2.01(h);

               (19) the provisions relating to one or more authenticating agents of the series, and paying agents, transfer agents, registrars and other agents for the Securities of the series, if any; and

               (20) any other terms that are not inconsistent with the provisions hereof.

               (d) All Securities of the same series shall be substantially identical in tenor and effect, except as to denomination and registration.

               (e) All Securities of the same series hereunder shall in all respects be equally and ratably entitled to the benefits hereof with respect to such series without preference, priority or distinction on account of the actual time of the authentication and delivery.

               (f) All outstanding Securities of the same series will constitute a single class and series for all purposes, including for purposes of benefiting from any Guaranties or Collateral Security as to such series, participating in any redemption or offer to repurchase, and determining whether the required percentage of Holders of such series has given consent to any amendment or waiver or given direction to the Trustee to take or not take any action on behalf of all Holders of such series.

               (g) The form of the Securities of each series shall be established pursuant to the Series Supplement with respect to the series and shall comply with the provisions hereof. The Securities of each series shall be distinguished from the Securities of each other series in such manner, reasonably satisfactory to the Trustee, as the Board of Directors of the Issuer of the series may determine. Unless otherwise provided with respect to Securities of a particular series in the Series Supplement with respect to the series, the Securities of each series shall only be issuable in registered form, without Coupons.

               (h) Unless otherwise provided with respect to Securities of a particular series in the Series Supplement with respect to the series, the Securities of each series shall be issuable only in denominations of $1,000 and any integral multiple thereof.

         SECTION 2.02  Execution and Authentication.

               (a) At any time and from time to time after the execution and delivery hereof, the Issuer of a series of Securities may deliver Securities of that series executed by the Issuer to the Trustee for authentication; and the Trustee shall, upon order of the Issuer of such series, authenticate and deliver such Securities as provided herein. Except as otherwise provided or permitted hereby or in the Series Supplement, the Trustee shall not authenticate and deliver any Bearer Security until any matured Coupons appertaining thereto have been detached and canceled.

               (b) Prior to the delivery of a Security to the Trustee for authentication in any form, the Issuer of a series of Securities shall deliver to the Trustee:

               (1) a resolution or resolutions of the Board of Directors of the Issuer by or pursuant to which such form of Security has been approved, together with (A) a true and correct copy of the form of Security which has been approved thereby or pursuant thereto and (B) one or more Officers' Certificates of the Issuer of such series to the Trustee relating to such resolution or resolutions pursuant to the terms hereof;

               (2) certification as to the aggregate principal amount of Securities of such series to be authenticated and delivered;

               (3) the issue price, the Issue Date and the CUSIP number and corresponding ISIN of such series; and

               (4) certification that the Issuer of such series has complied with this Section 2.02 with respect to such series.

Any form of Security of any series must be acceptable as to form to the Trustee, such acceptance to be evidenced by the Trustee's authentication of Securities in that form or a certificate signed by the Trustee and delivered to the Issuer of such series. Prior to the delivery of a Security to the Trustee for authentication in any form approved by or pursuant to an Officers' Certificate of the Issuer of a series, such Issuer shall deliver to the Trustee the Officers' Certificate of such Issuer described in Section 2.01(b), which Officers' Certificate shall have attached thereto a true and correct copy of the resolutions of the Board of Directors of the Issuer approving the issuance of the Security and the form of Security which has been approved thereby.

               (c) The Securities of each series and the Trustee's certificate of authentication shall be substantially in the form of Exhibit 1 hereto, which is hereby incorporated in and made a part hereof. The Securities may have notations, legends or endorsements (including letters, numbers and other marks of identification) required by law or rules or regulations thereunder, rules of any securities exchange or market, agreements to which the Company or any of its Subsidiaries is subject, if any, or usage; provided, that any such notation, legend or endorsement is in a form acceptable to the Company or the Issuer of such series. The Securities may have such appropriate insertions, omissions, substitutions and other variations as are required or permitted hereby.

               (d) Each Registered Security shall be dated the date of its authentication. Each Bearer Security (and any Bearer Security in global form) shall be dated as of the date specified pursuant hereto or pursuant to the Series Supplement.

               (e) The Securities of each series shall be signed by or on behalf of the Issuer of such series by an Officer of the Issuer of such series by manual or facsimile signature, and shall have the seal of the Issuer of such series impressed, affixed, imprinted or reproduced thereon, and in manual or facsimile form. If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

               (f) A Security shall not be valid until an authorized signatory of the Trustee manually (or by facsimile) signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated hereunder.

               (g) The Trustee shall authenticate and deliver each series of Securities, together with any Coupons appertaining thereto, for an original issue in an aggregate principal amount specified upon receipt of the Officers' Certificates described in Section 2.01(b). Notwithstanding any provisions described in Section 2.01(c)(19), the Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Securities of any series, together with any Coupons appertaining thereto. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities of such series whenever the Trustee may do so. Each reference herein to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

         SECTION 2.03  Registrar, Paying Agent and Ownership.

               (a) The Issuer of each series shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee or Registrar) where Registered Securities of such series may be presented for registration of transfer or for exchange (the "Registrar", with the term "Registrar" meaning, unless otherwise stated, the Registrar in respect of the series of Securities as to which the determination is being made), any or all Registrars in relation to the Securities hereunder or the Registrars in relation to a particular series of Securities) and for payment and where notices or demands to or upon the Issuer in respect of Registered Securities may be served (the "Registered Paying Agent"). The Registrar shall keep a register of the Registered Securities and of their transfer and exchange. The Company and the Issuer initially appoint [__________] as Registrar and Registered Paying Agent in connection with the Registered Securities. If the Issuer fails to maintain a Registrar or Registered Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07.

               (b) The Issuer shall, subject to any laws, rules or regulations applicable thereto, maintain outside of the United States of America an office or agency (which may be an office of the Trustee or an affiliate of the Trustee or Registrar) where Bearer Securities of a series (including any Coupons appertaining thereto) may be presented for payment and where notices or demands to or upon the Issuer in respect of Bearer Securities may be served (the "Bearer Paying Agent"). Any Registered Paying Agent or Bearer Paying Agent is called a "Paying Agent" , with the term "Paying Agent" meaning, unless otherwise stated, the Paying Agent in respect of the series of Securities as to which the determination is being made. The Company and the Issuer will appoint a Registrar and Bearer Paying Agent in connection with the Bearer Securities at the time it creates such Bearer Securities. Bearer Securities of a series (including any Coupons appertaining thereto) may only be presented and surrendered for payment at the place specified for the purpose with respect thereto as provided herein or in the Series Supplement relating to such series.

                    Except as otherwise provided herein or in the Series Supplement relating to a series, no payment of principal of or premium, if any, or interest on Bearer Securities (including any Coupons appertaining thereto) shall be made at any office or agency in the United States of America or by check mailed to any address in the United States of America or by wire transfer to an account maintained with a bank located in the United States of America; provided, however, that if amounts owing with respect to any Bearer Securities (including any Coupons appertaining thereto) shall be payable in U.S. dollars, payment of principal of or premium, if any, or interest on any such Bearer Security may be made at the corporate trust office of the Trustee or any office or agency designated by the Issuer in the Borough of Manhattan, the City of New York, if (but only if) payment of the full amount of such principal, premium, if any, or interest at all offices outside the United States of America maintained for such purpose by the Issuer of the series of Securities that includes such Bearer Securities (and Coupons appertaining thereto) in accordance herewith is illegal or effectively precluded by exchange controls or other similar restrictions.

               (c) The Issuer may have one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar, and the term "Paying Agent" includes any additional paying agent. The Issuer of a series shall enter into an appropriate agency agreement with any Paying Agent or Registrar not a party hereto, which agency agreement shall incorporate the terms of the TIA. The agreement shall implement the provisions hereof that relate to such agent. The Issuer shall notify the Trustee of the name and address of any such agent. The Company or any of its Wholly Owned Subsidiaries (including the Issuer of such series) incorporated or organized within the United States of America may act as Paying Agent or Registrar of any or all series of Securities. The Issuer of each series may from time to time designate one or more other offices or agencies where the Securities of such series may be presented or surrendered for any or all purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of a series of Registered Securities of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for the purposes set forth in this Section 2.03(a). The Issuer of any series of Securities shall give prompt written notice to the Trustee of any such designation or rescission and of the location, and any change in the location, of any such other office or agency.

                    (d) The ownership (and matters relating thereto) of Registered Securities held by any Person shall be proved by the Registrar's books. The ownership (and matters relating thereto) of Bearer Securities or Coupons held by any Person may be proved (1) by the production of such Bearer Securities or Coupons or by a certificate executed by a trust company, bank or other depositary, wherever situated, reasonably acceptable to the Issuer of the series of Securities that includes such Bearer Securities (and Coupons appertaining thereto), if such certificate shall be deemed by the Issuer and the Trustee to be satisfactory, certifying that at the date or dates therein mentioned such Person had on deposit with such depositary, or exhibited to it, the Bearer

Securities or Coupons therein described; (2) by the certificate or affidavit of the Person holding such Bearer Securities or Coupons, if such certificate or affidavit is deemed by the Issuer of such series and the Trustee to be satisfactory; or (3) in any other manner which the Issuer and the Trustee deem sufficient. The Trustee and the Issuer may assume that such ownership of any Bearer Security (including any Coupon appertaining thereto) continues until (1) another certificate or affidavit bearing a later date issued in respect of the same Bearer Security (including any Coupon appertaining thereto) is produced, or
(2) such Bearer Security (including any Coupon appertaining thereto) is produced to the Trustee by some other Person, (3) such Bearer Security (including any Coupon appertaining thereto) is surrendered in exchange for a Registered Security or (4) such Bearer Security (including any Coupon appertaining thereto) is no longer outstanding.

         SECTION 2.04 Paying Agent to Hold Money in Trust. Prior to each payment date of the principal, premium, if any, and interest on a Security of any series, the Issuer of such series shall deposit with any Paying Agent for such series a sum sufficient to pay such principal, premium, if any, and interest so becoming due. The Issuer of such series shall require each Paying Agent (other than the Trustee) to agree in writing that such Paying Agent shall hold in trust for the benefit of Holders of such series or the Trustee all money held by such Paying Agent for the payment of such principal, premium, if any, and interest on the Securities of such series and shall notify the Trustee of any default by the Issuer in making any such payment with respect to such series. If the Company or any of its Subsidiaries acts as Paying Agent in respect of a series, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Issuer of a series at any time may require a Paying Agent for such series to pay all money held by it to the Trustee and to account for all funds disbursed by such Paying Agent. Upon compliance with this Section 2.04, such Paying Agent shall have no further liability for the money delivered to the Trustee.

         SECTION 2.05 Lists of Holders. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders of Registered Securities of a series. If the Trustee is not the Registrar of such series, the Issuer of such series shall furnish to the Trustee, in writing at least five Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders of Registered Securities of such series.

         SECTION 2.06  Registered Securities.

               (a) Definitive Securities shall be printed, lithographed or engraved or produced in any other manner, all as determined by the Officers of the Issuer of such Definitive Securities executing such Definitive Securities (including Coupons appertaining thereto, in the case of Bearer Securities), as evidenced by their execution of such Definitive Securities (subject, with respect to Registered Securities of any series, to the rules of any securities exchange or market on which such Registered Securities are listed or traded).

               (b) Except as otherwise provided in this Article 2, owners of beneficial interests in Global Securities shall not be entitled to receive physical delivery of Definitive Securities.

               (c) If the Issuer of a series of Securities shall establish pursuant to Section 2.01 that the Securities of such series are to be issued in whole or in part in the form of one or more Global Securities, then the Issuer of such series shall issue and execute and the Trustee or its agent shall, in accordance with Section 2.02 and this Section 2.06 and the order of the Issuer of such series delivered to the Trustee or its agent thereunder, authenticate and deliver such Global Security or Securities, which shall (1) represent, and shall be denominated in an amount equal to the aggregate principal amount of, the outstanding Securities of such series to be represented by such Global Security or Securities, or such portion thereof as the Issuer of such series shall specify in an order of the Issuer of such series, (2) be registered in the name of the Depositary for such Global Security or Securities or its nominee, and (3) be delivered by the Trustee or its agent to the Depositary or pursuant to the Depositary's instructions or held by the Trustee as Securities Custodian.

               (d) Except as otherwise permitted pursuant hereto, each certificate evidencing Global Securities (and all Securities issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form:

               UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF [THE DEPOSITORY] TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF [THE DEPOSITORY OR ITS NOMINEE] (AND ANY PAYMENT IS MADE TO [THE DEPOSITORY OR ITS NOMINEE]), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, [THE DEPOSITORY OR ITS NOMINEE] HAS AN INTEREST HEREIN.

               TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO [THE DEPOSITORY OR ITS NOMINEE] OR TO A SUCCESSOR THEREOF AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

               (e) Subject to the provisions of Section 2.07(d) and 2.07(e), the registered Holder of a Global Security shall be entitled to grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which such Holder is entitled to take hereunder or under such Global Security.

               (f) Members of, or participants in, the Depositary ("Agent Members") shall have no rights hereunder with respect to any Global Security held on their behalf by the Depositary or by the Trustee as the Securities Custodian or under such Global Security, and the Issuer of such Global Security, the Trustee and any agent of the Issuer of such Global Security or the Trustee shall be entitled to treat the Depositary as to such series as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer of such Global Security, the Trustee or any agent of the Issuer of such Global Security or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

               (g) At such time as all beneficial interests in a Global Security have been exchanged for Definitive Securities or redeemed, purchased or canceled, such Global Security shall be returned to the Trustee for cancellation or canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for Definitive Securities or redeemed, purchased or canceled, the principal amount of the Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Trustee to reflect such reduction (if it is then the Securities Custodian for such Global Security) with respect to such Global Security, by the Trustee or the Securities Custodian.

               (h) None of the Issuer of the series of Securities that includes such Global Security, the Trustee, any Paying Agent for such series or the Registrar for such series, or any agent of any of the foregoing will have any
(1) responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or (2) responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in the Depositary for such series or other Person with respect to the accuracy of the books or records, or the acts or omissions, of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in such Global Security or any such Securities represented thereby or with respect to the delivery to any participant, member, beneficial owner or other Person (other than such Depositary) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Global Security or any such Securities represented thereby. All notices and communications to be given to the Holders of Securities of such series and all payments to be made to Holders under the Securities of such series shall be given or made only to or upon the order of the registered Holders (which shall be the Depositary for such series or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security or any such Securities represented thereby shall be exercised only through the Depositary for such series subject to the applicable rules and procedures of the Depositary. The Issuer of the series of Securities that includes such Global Security, the Trustee, any Paying Agent for such series and the Registrar for such series, and any agent of any of the foregoing, may rely and shall be fully protected in relying upon information furnished by the Depositary for such series with respect to its members, participants and any beneficial owners.

               (i) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed hereunder or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary participants, or members or other direct or indirect beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms hereof, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

         SECTION 2.07 Transfer and Exchange.

               (a) Except as otherwise provided herein, the Securities shall be transferable only upon the surrender of a Security for registration of transfer. Except as otherwise provided in Section 2.07(b), when a Registered Security of a series is presented to the Registrar with a request to register a transfer, the Registrar for such series shall register the transfer as requested if the requirements hereof are met. When Registered Securities of a series are presented to the Registrar for such series with a request to exchange them for an equal principal amount of Registered Securities of other authorized denominations, the Registrar shall make the exchange as requested if the same requirements are met; provided, however, that in each such case the Definitive Securities surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Issuer of such Registered Securities and the Registrar, duly executed by the Holder thereof or its attorney duly authorized in writing.

               (b) The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depositary for such Global Securities, in accordance herewith (including applicable restrictions on transfer set forth herein, if any) and the procedures of such Depositary. A transferor of a beneficial interest in a Global Security shall deliver to the Registrar a written order given in accordance with the Depositary's procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in the Global Security. The Registrar shall, in accordance with such instructions, instruct the Depositary to credit to the account of the Person specified in such instructions a beneficial interest in the Global Security and to debit the account of the Person making the transfer the beneficial interest in the Global Security being transferred.

                    If the proposed transfer is a transfer of a beneficial interest in one Global Security to a beneficial interest in another Global Security of a series, the Registrar of such series shall reflect on its books and records the date and an increase in the principal amount of the Global Security of such series to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar of such series shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Security of such series from which such interest is being transferred.

                    Notwithstanding any other provisions in this Section 2.07 (other than the provisions set forth in Section 2.07(d) and 2.07(e), a Global Security may not be transferred as a whole except by: (1) the Depositary to a nominee of the Depositary, (2) a nominee of the Depositary to the Depositary or another nominee of the Depositary, or (3) the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

                    (c) A Definitive Security may not be exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with written instructions directing the Trustee to make, or to direct the Securities Custodian to make, an adjustment on its books and records with respect to such Global Security to reflect an increase in the aggregate principal amount of the Securities represented by the Global Security, and containing information regarding the Depositary account to be credited with such increase, then the Trustee shall cancel such Definitive Security and cause, or direct the Securities Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Securities Custodian, the aggregate principal amount of the Securities represented by the Global Security, to be increased by the aggregate principal amount of the Definitive Security to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Security equal to the principal amount of the Definitive Security so canceled.

                    (d) A Global Security deposited with the Depositary or with the Trustee as Securities Custodian for the Depositary pursuant to Section 2.06(b)(4) shall be transferred to the beneficial owners thereof in the form of Definitive Securities in an aggregate principal amount equal to the principal amount of such Global Security, in exchange for such Global Security, only if such transfer complies with Section 2.07 hereof and (1) the Depositary notifies the Issuer of the series of Securities that includes such Global Security that it is unwilling or unable to continue as Depositary for such Global Security or if at any time such Depositary ceases to be a "clearing agency" registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Issuer within 90 days of such notice, (2) an Event of Default with respect to such series has occurred and is continuing or (3) the Issuer of such series , in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Definitive Securities hereunder. Any Global Security that is transferable to the beneficial owners thereof pursuant to this Section 2.07(d) shall be surrendered by the Depositary to the Trustee located at its principal corporate trust office in New York, New York, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount of Securities represented thereby of authorized denominations. Such Securities shall be issuable in the form or forms in which Securities of the same series are issuable as provided herein or in the Series Supplement relating to a series), or any combination thereof, as shall be specified by the Depositary, but subject to the satisfaction of any certification or other requirements with respect to the issuance of Bearer Securities; provided, however, that, unless otherwise provided herein or in the Series Supplement relating to such series) no Bearer Security delivered in exchange for a portion of a Global Security shall be mailed or otherwise delivered to any location in the United States of America. Any portion of a Global Security transferred pursuant to this Section 2.07(d) in the form of a Definitive Security shall be registered in such names as the Depositary shall direct. If a Definitive Security is issued in exchange for any portion of a Global Security after the close of business at the office or agency where such exchange occurs on (i) any Regular Record Date and before the opening of business at such office or agency on the relevant Regular Interest Payment Date, or (ii) any Special Record Date and before the opening of business at such office or agency on the Special Interest Payment Date, interest or defaulted interest, as the case may be, will not be payable on such Interest Payment Date in respect of such Definitive Security, but will be payable on such Interest Payment Date only to the Person to whom interest in respect of such portion of such Global Security is payable in accordance with the provisions hereof.

         In the event of the occurrence of one of the events specified in this
Section 2.07(d), the Issuer of such series of Securities shall promptly make available to the Trustee a reasonable supply of Definitive Securities of such series.

                    (e) To permit registrations of transfers and exchanges of Securities of each series, the Issuer of such series shall issue and execute and the Trustee shall authenticate Definitive Securities and Global Securities at the Registrar's request. No service charge shall be made for any registration of transfer or exchange, but the Issuer of such series may require payment of a sum sufficient to cover any transfer tax, assessments or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchange or transfer pursuant to Sections 3.06, 4.03 and 9.05 hereof). The Registrar shall not be required to (1) register the transfer or exchange of (A) any Security of any series that has been surrendered for repayment at the option of the Holder, except any portion thereof not to be repaid, (B) any Definitive Security selected for redemption in whole or in part pursuant to Article 3 hereof, except the unredeemed portion of any Definitive Security being redeemed in part, or (C) any Security of any series for a period beginning 15 Business Days before an Regular Interest Payment Date or beginning on the opening of business 15 Business Days before the giving of a notice of an offer to repurchase or redeem Securities of that series to be redeemed and ending at the close of business on (i) if Securities of such series are issuable only as Registered Securities, the day of the giving of the relevant notice of redemption and (ii) if Securities of the series are issuable as Bearer Securities, the day of the first publication of the relevant notice of redemption or, if Securities of the series are also issuable as Registered Securities and there is no publication, the mailing of the relevant notice of redemption or (2) exchange any Bearer Security so selected for redemption except, to the extent provided with respect to such Bearer Security, that such Bearer Security may be exchanged for a Registered Security of like tenor and the same series, provided that such Registered Security shall be immediately surrendered for redemption with written instruction for payment consistent with the provisions hereof. Prior to the due presentation for registration of transfer of any Security of any series, the Issuer of such series, the Trustee, any Paying Agent or the Registrar may deem and treat the Person in whose name a Security of such series is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Issuer of such series, the Trustee, any Paying Agent or the Registrar shall be affected by notice to the contrary. All Securities issued upon any transfer or exchange pursuant to the terms hereof shall evidence the same debt and shall be entitled to the same benefits hereunder as the Securities surrendered upon such transfer or exchange.

               (f) If as provided herein or in the Series Supplement relating to Securities of any series, at the option of the Holder, (1) Registered Securities of such series may be exchanged for Bearer Securities of such series or (2) Bearer Securities of such series may be exchanged for Registered Securities of such series, in each case in authorized denominations and in the same aggregate principal amount, upon surrender of the Securities to be exchanged at any office or agency for such series together with, in the case of surrender of Bearer Securities, all unmatured Coupons and all matured Coupons in default appertaining thereto. If the Holder of a Bearer Security is unable to produce any such unmatured Coupon or Coupons or matured Coupon or Coupons in default, such exchange may be effected if (1) the Bearer Securities are accompanied by payment in funds acceptable to the Issuer and the Trustee in an amount equal to the face amount of such missing Coupon or Coupons or (2) the surrender of such missing Coupon or Coupons is waived by the Issuer of such series and the Trustee upon delivery to them of such security or indemnity as they may require to save each of them and any Paying Agent for such series harmless. None of them shall be required to give any such waiver. If thereafter the Holder of such Bearer Security of a series shall surrender to any Paying Agent for such series any such missing Coupon in respect of which such a payment shall have been made, such Holder shall be entitled to receive the amount of such payment; provided, however, that, except as otherwise provided in Section 2.03(b), interest represented by Coupons shall be payable only upon presentation and surrender of those Coupons at an office or agency for such series located outside the United States of America. Notwithstanding the foregoing, unless otherwise provided herein or in the Series Supplement relating to such series, in case a Bearer Security of any series is surrendered at any such office or agency for such series in exchange for a Registered Security of such series and like tenor after the close of business at such office or agency on (i) any Regular Record Date and before the opening of business at such office or agency on the relevant Regular Interest Payment Date, or (ii) any Special Record Date and before the opening of business at such office or agency on the related date for payment of defaulted interest, such Bearer Security shall be surrendered without the Coupon relating to such Interest Payment Date (or, if such Coupon is so surrendered with such Bearer Security, such Coupon shall be returned to the Person so surrendering the Bearer Security), and interest or defaulted interest, as the case may be, shall not be payable on the applicable Interest Payment Date in respect of the Registered Security issued in exchange for such Bearer Security, but shall be payable only to the Holder of such Coupon when due in accordance with the provisions hereof or any Series Supplement.

         SECTION 2.08 Replacement Securities. If a mutilated Security of any series (or any Bearer Security with a mutilated Coupon appertaining to it) is surrendered to Registrar for such series (in the case of Registered Securities) or the office or agency for such series set forth in Section 2.03(b) (in the case of Bearer Securities), or if the Holder of a Security of any series claims that a Security of such series (or Coupon appertaining thereto) has been lost, destroyed or wrongfully taken, the Issuer of such series shall issue and the Trustee shall authenticate a replacement Security (including any Coupon appertaining thereto) if the requirements set forth in this Section 2.08 are met. If required by the Trustee or the Issuer of such series, such Holder shall furnish an indemnity bond sufficient in the judgment of the Issuer of such series and the Trustee for such series to protect the Issuer of such series, the Trustee for such series, any Paying Agent for such series or the Registrar for such series from any loss which any of them may suffer if such Security (including any Coupon appertaining thereto) is replaced. The Issuer of such series and the Trustee for such series may charge the Holder for their expenses in replacing a Security (including any Coupon appertaining thereto). In case any lost, destroyed or wrongfully taken Security (including any Coupon appertaining thereto) has become due and payable, the Issuer of such series in its discretion may pay such Security (including any Coupon appertaining thereto) in lieu of issuing a new Security (including any Coupon appertaining thereto) in replacement therefor; provided, however, that principal of, and the premium, if any, or interest on any Bearer Securities shall, except as otherwise provided in Section 2.03(a), be payable only at an office or agency for such Securities located outside the United States of America and, unless otherwise provided herein or in the Series Supplement relating to a series, any interest on Bearer Securities shall be payable only upon presentation and surrender of the Coupons appertaining thereto. Every replacement Security and Coupon as to a series is an additional obligation of the Issuer of such series, entitled to all of the benefits hereof equally and proportionately with any and all other Securities (or appertaining Coupons) of the same series duly issued hereunder.

         SECTION 2.09 Outstanding Securities. Securities of any series outstanding at any time consist of all Securities of such series issued, executed, authenticated and delivered pursuant hereto except for those canceled by the Trustee, those delivered to the Trustee for cancellation and those described in this Section 2.09 as not outstanding. A Security of a series does not cease to be outstanding because the Issuer of such series or an Affiliate of the Issuer holds the Security. If a Security of a series is replaced pursuant to
Section 2.08, it ceases to be outstanding unless the Trustee and the Issuer of such series receive proof satisfactory to them that the replaced Security is held by a bona fide purchaser. If any Paying Agent for a series of Securities segregates and holds in trust, in accordance herewith, on a redemption date or maturity date money sufficient to pay all principal, premium, if any, and interest payable on that date with respect to the Securities of such series (or portions thereof) to be redeemed or maturing, as the case may be, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

         SECTION 2.10 Temporary Securities. Until definitive Securities of any series are ready for delivery, the Issuer of such series may prepare, issue and execute and the Trustee shall authenticate and deliver temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Issuer of such series considers appropriate for temporary Securities. Without unreasonable delay, the Issuer shall prepare and execute and the Trustee shall authenticate and deliver definitive Securities in registered form or, if authorized, in bearer form with or without Coupons in exchange for temporary Securities. After the preparation of definitive Securities, the temporary Securities of such series shall be exchangeable for definitive Securities of such series upon surrender of the temporary Securities of such series at the office or agency so designated with respect to the series of Securities in question, without charge to the Holder; and upon surrender for cancellation of any one or more temporary Securities (accompanied by any unmatured Coupons appertaining thereto) the Issuer shall issue and execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of such series of authorized denominations and of like tenor and terms. Until so exchanged, the temporary Securities of such series shall in all respects be entitled to the same benefits hereunder as definitive Securities of such series. Notwithstanding the foregoing, except as provided herein or in the Series Supplement relating to a series, no definitive Bearer Security shall be delivered in exchange for a temporary Registered Security, except as provided herein or in the Series Supplement relating to a series, and a definitive Bearer Security shall be delivered in exchange for a temporary Bearer Security only in compliance with the Series Supplement relating to such series.

         SECTION 2.11 Cancellation. The Issuer may at any time deliver Securities of such series (and any Coupon appertaining thereto) to the Trustee for cancellation. The Registrar and any Paying Agent shall forward to the Trustee any Securities or Coupons of such series surrendered to them for registration of transfer, exchange or payment. The Trustee (and no one else) shall cancel and destroy all Securities or Coupons surrendered for registration of transfer, exchange, payment or cancellation and deliver a certificate of such destruction to the Issuer of such series unless the Issuer of such series directs the Trustee to deliver canceled Securities of such series (including Coupons appertaining thereto) to the Issuer of such series. The Issuer of any series of Securities may not issue new Securities or Coupons of such series to replace Securities of such series it has redeemed, paid or delivered to the Trustee for cancellation.

         SECTION 2.12 Defaulted Interest. If the Issuer of any series of Securities defaults in a payment of interest on the Securities of any series (including any Coupon appertaining thereto), the Issuer of such series shall pay defaulted interest on the Securities of such series (plus interest on such defaulted interest to the extent lawful), in any lawful manner, to the Persons who are Holders of such series of Securities at the close of business on a Special Record Date for the payment of such defaulted interest on a Special Interest Payment Date. The Issuer of such series shall fix or cause to be fixed such Special Record Date and Special Interest Payment Date to the reasonable satisfaction of the Trustee. At least 15 days before the Special Record Date the Issuer shall promptly give to each Holder of such series of Securities and the Trustee a notice that states the Special Record Date, the Special Interest Payment Date and the amount of defaulted interest to be paid. In case a Bearer Security is surrendered at the office or agency for such Security in exchange for a Registered Security after the close of business at such office or agency on any Special Record Date and before the opening of business at such office or agency on the related proposed Special Interest Payment Date, such Bearer Security shall be surrendered without the Coupon relating to such defaulted interest and defaulted interest shall not be payable on such proposed Special Interest Payment Date in respect of the Registered Security issued in exchange for such Bearer Security, but shall be payable only to the Holder of such Coupon when due in accordance with the provisions hereof.

         SECTION 2.13 CUSIP Numbers and ISIN. The Issuer of any series of Securities may use "CUSIP" numbers and corresponding "ISINs" (if then generally in use) and, if so, the Trustee shall use "CUSIP" numbers and corresponding "ISINs" in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities of such series or as contained in any notice of redemption, that reliance may be placed only on the other identification numbers printed on the Securities of such series, and that any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer will notify the Trustee of any changes in the CUSIP numbers and corresponding "ISINs".

         SECTION 2.14 Medium-Term Securities The Series Supplement delivered by the Issuer to the Trustee may provide that Securities of such series will be authenticated and delivered by the Trustee or its agent on original issue from time to time upon the telephonic or written order of Persons designated therein (with any such telephonic instructions to be confirmed promptly in writing by such Persons) and that such Persons are authorized to determine, consistent with such Series Supplement, such terms and conditions of such Securities as are specified in such Series Supplement. Notwithstanding any contrary provision herein, if all Securities of a series are not to be originally issued at one time and the Series Supplement so states, any subsequent request by the Issuer of such series to the Trustee to authenticate Securities of such series upon original issuance shall constitute a representation and warranty by the Issuer that as of the date of such request, the statements made in the Series Supplement delivered pursuant to Section 2.02 shall be true and correct as if made on such date.

                                   ARTICLE 3

                                   Redemption

         SECTION 3.01 Notices to Trustee. If Securities of a series are redeemable at the option of the Issuer of such series and such Issuer elects to redeem Securities of such series prior to their Stated Maturity, it shall notify the Trustee in writing of the redemption date and the principal amount of the Securities of such series to be redeemed. The Issuer of such series shall give such notice to the Trustee provided for in this Section at least 60 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers' Certificate of such Issuer and an Opinion of Counsel from such Issuer to the effect that such redemption will comply with the conditions contained herein.

         SECTION 3.02 Selection of Securities to Be Redeemed. If fewer than all of the Securities of any series are to be redeemed, the Trustee shall select the Securities of such series to be redeemed pro rata or by lot. The Trustee shall make the selection from outstanding Securities of such series not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities of such series that have denominations larger than $1,000. Securities of such series and portions of them that the Trustee selects shall be in principal amounts of $1,000 or an integral multiple of $1,000. Provisions hereof that apply to Securities of such series called for redemption also apply to portions of Securities of such series called for redemption. The Trustee shall notify the Issuer of such series promptly of the Securities of such series (or portions thereof) of such series to be redeemed.

         SECTION 3.03 Notice of Redemption. At least 30 days but not more than 60 days before a redemption date of Registered Securities of any series, the Issuer of such series shall give, in the manner provided in Section 12.02, a notice of redemption to the Trustee and each Holder of Securities of such series. The notice shall identify the Securities of such series to be redeemed and shall state:

               (1) the redemption date;

               (2) the redemption price;

               (3) the name and address of any Paying Agent for such series;

               (4) that Securities (including, in the case of Bearer Securities, any Coupons appertaining thereto) called for redemption must be surrendered to any Paying Agent to collect the redemption price, subject to clause (8) of this Section 3.03;

               (5) if fewer than all of the outstanding Securities of such series are to be redeemed, the identification and principal amounts of the particular Securities to be redeemed;

               (6) that, unless the Issuer of such series defaults in making such redemption payment, interest on Securities (or portions thereof) of such series called for redemption ceases to accrue on and after the redemption date;

               (7) that no representation is made as to the correctness or accuracy of the CUSIP or corresponding ISIN number, if any, listed in such notice or printed on the Securities of such series;

               (8) that, unless otherwise specified in such notice, Bearer Securities of any series, if any, surrendered for redemption must be accompanied by all appurtenant Coupons maturing after the redemption date (with any interest represented by Coupons payable only upon presentation and surrender of those Coupons at an office or agency for such Security located outside of the United States of America except as otherwise provided in Section 2.03(b)), and if any such Bearer Security surrendered for redemption is not accompanied by all appurtenant Coupons maturing after the redemption date, such Bearer Security may be paid after deducting from the redemption price an amount equal to the face amount of all such missing Coupons, or the surrender of such missing Coupon or Coupons may be waived by the Issuer and the Trustee if there be furnished to them such security or indemnity as they may require to save each of them and any Paying Agent harmless, which indemnity may be consistent with the indemnity provided for lost certificates in Section 2.08, including an indemnity bond (and if thereafter the Holder of such Security surrenders to the Trustee or any Paying Agent any such missing Coupon in respect of which a deduction shall have been made from the redemption price, such Holder will be entitled to receive the amount so deducted); and

               (9) if Bearer Securities of any series are to be redeemed and any Registered Securities of such series are not to be redeemed, and if such Bearer Securities may be exchanged for Registered Securities not subject to redemption on the redemption date pursuant to Section 2.13 or otherwise, the last date, as determined by the Issuer of such series, on which such exchanges may be made.

At the request of the Issuer of such series (which request may be revoked by such Issuer at any time prior to the time at which the Trustee shall have given such notice to the Holders of such series), upon at least five days' prior notice to the Trustee, the Trustee shall give the notice of redemption in such Issuer's name and at such Issuer's expense. In such event, such Issuer shall provide the Trustee with the information required by this Section 3.03.

         SECTION 3.04 Effect of Notice of Redemption. Once notice of redemption is given, Securities of a series called for redemption become due and payable on the redemption date and at the redemption price (expressed as a percentage of the principal amount) stated in the notice. Upon surrender to any Paying Agent for such series, the Holder of such Securities shall be paid the redemption price stated in the notice, plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the related Interest Payment Date), subject to Section 3.03(8) in the case of Bearer Securities. Failure to give notice in the manner provided herein to the Holder of any Registered Securities of a series designated for redemption as a whole or in part, or any defect in the notice to any such Holder, shall not affect the validity of the proceedings for the redemption of any other Securities (or portions thereof) of such series.

         SECTION 3.05 Deposit of Redemption Price. Prior to the redemption date, the Issuer of a Security of a series to be redeemed shall deposit with any Paying Agent for such series (or, if the Company or one of its Subsidiaries is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued and unpaid interest on all Securities of such series to be redeemed on the redemption date other than Securities (or portions thereof) called for redemption which have been delivered by the Issuer of such series to the Trustee for cancellation.

         SECTION 3.06 Securities Redeemed in Part. Upon surrender of a Security of a series that is redeemed in part, the Issuer shall issue and execute and the Trustee shall authenticate and deliver to the Holder of such series a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

         SECTION 3.07 Provisions with Respect to any Sinking Funds.

               (a) Unless the form or terms of any series of Securities of a series shall provide otherwise, in lieu of making all or any part of any mandatory sinking fund payment with respect to Securities of such series in cash, the Issuer of such series may at its option (1) deliver to the Trustee for cancellation any Securities of such series theretofor acquired by the Issuer, or
(2) receive credit for any Securities of such series (not previously so credited) acquired by the Issuer of such series and theretofore delivered to the Trustee for cancellation or redeemed by the Issuer of such series other than through the mandatory sinking fund, and, if it does so, then (1) Securities so delivered or credited shall be credited at the applicable sinking fund redemption price with respect to Securities of such series and (2) on or before the 60th day next preceding each sinking fund redemption date with respect to such series of Securities, the Issuer of such series will deliver to the Trustee
(A) an Officers' Certificate of such Issuer specifying the portions of such sinking fund payment to be satisfied by payment of cash and by delivery or credit of Securities of such series acquired by the Issuer or so redeemed and
(B) such Securities so acquired, to the extent not previously surrendered. Such Officers' Certificate shall also state the basis for such credit and that the Securities for which the Issuer elects to receive credit have not been previously so credited and were not redeemed by the Issuer through operation of the mandatory sinking fund, if any,provided with respect to such Securities and shall also state that no Event of Default with respect to Securities of such series has occurred and is continuing. All Securities so delivered to the Trustee shall be cancelled by the Trustee and, unless otherwise provided in the Series Supplement with respect to such series, no Securities shall be authenticated in lieu thereof.

               (b) If the optional or mandatory sinking fund payment or payments in respect of a series of Securities made in cash plus any unused balance of any preceding sinking fund payments with respect to Securities of such series made in cash shall exceed $50,000 (or a lesser sum, if the Issuer of such series shall so request), then, unless otherwise provided in the Series Supplement with respect to such series, that cash shall be applied by the Trustee on the sinking fund redemption date with respect to Securities of such series next following the date of such payment to the redemption of Securities of such series at the applicable sinking fund redemption price with respect to Securities of such series, together with accrued and unpaid interest, if any, to the redemption date, with the effect provided in Section 3.04. The Trustee shall select, in the manner provided in Article 3, for redemption on such sinking fund redemption date a sufficient principal amount of the Securities of such series to utilize that cash and shall thereupon cause notice of redemption of the Securities of such series for the sinking fund to be given in the manner provided in Section
3.03 (and with the effect provided in Section 3.04) for the redemption of Securities of such series in part at the option of the Issuer. Any sinking fund moneys not so applied or allocated by the Trustee to the redemption of Securities of such series shall be added to the next cash sinking fund payment with respect to Securities of such series received by the Trustee and, together with such payment, shall be applied in accordance with the provisions of this
Section 3.07. Any and all sinking fund moneys with respect to Securities of any series held by the Trustee at the Maturity of Securities of such series, and not held for the payment or redemption of particular Securities of such series, shall be applied by the Trustee, together with other moneys, if necessary, to be deposited sufficient for the purpose, to the payment of the principal of the Securities of such series at Maturity.

               (c) On or before each sinking fund redemption date provided with respect to Securities of any series, the Issuer shall pay to the Trustee in cash a sum equal to all accrued and unpaid interest, if any, to the redemption date on Securities to be redeemed on such sinking fund redemption date pursuant to this Section 3.07 (subject to the right of Holders of record on the relevant Record Date to receive interest due on the related Interest Payment Date).

                                   ARTICLE 4

                                    Covenants

         SECTION 4.01 Payment of Securities. The Issuer of each series of Securities shall promptly pay the principal of and interest on such series of Securities (including any Coupons appertaining thereto) on the dates and in the manner provided herein and in such Securities (including Coupons appertaining thereto). Principal and interest shall be considered paid on the date due if on such date the Trustee or any Paying Agent for such series holds in accordance herewith money sufficient to pay all principal, premium, if any, and interest then due. The Issuer of such series shall pay interest on overdue principal at the rate specified therefor in such Securities (including the related Coupons), and shall pay interest on overdue installments of interest (called "defaulted interest") of such Securities (including any Coupon) at the same rate to the extent lawful.

         SECTION 4.02 SEC Reports. Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file with the SEC and provide the Trustee and Holders of any series of Securities hereunder with such information, documents and reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such information, documents and other reports to be so filed and provided at the times specified for the filing of such information, documents and reports under such Sections. The Company shall not be required to file any such information, documents or reports if the SEC will not accept such filing. The Issuer also shall comply with the other provisions of TIA ss. 314(a).

         SECTION 4.03 Change of Control.

                    (a) Except as otherwise provided in the Series Supplement for a series of Securities, upon the occurrence of a Change of Control, each Holder of such series shall have the right to require that the Issuer of such series purchase the Securities of such series of such Holder at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders on the relevant Record Date to receive interest on the relevant Interest Payment
Date) in accordance with Section 4.03(b).

               (b) Within 30 days following any Change of Control, the Issuer of each series of Securities affected thereby shall give a notice to each Holder of Securities of such series, in the manner provided in Section 12.02, with a copy to the Trustee (the "Change of Control Offer"), stating:

               (1) that a Change of Control has occurred and that the Holder of such Securities has the right to require the Issuer of such series to purchase the Securities of such series of such Holder at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders on the relevant Record Date to receive interest on the relevant Interest Payment Date);

               (2) the circumstances and relevant facts regarding such Change of Control (including information with respect to pro forma historical income, cash flow and capitalization, in each case after giving effect to such Change of Control);

               (3) the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is given); and

               (4) the instructions determined by the Issuer of such series, consistent with this Section 4.03, that a Holder of Securities of such series must follow in order to have its Securities purchased.

               (c) A Holder electing to have a Security purchased will be required to surrender such Security, with an appropriate form duly completed, to the Issuer of such Security at the address specified in the notice (given as provided in Section 12.02) at least three Business Days prior to the purchase date. The Holder of a Registered Security will be entitled to withdraw its election if the Trustee or the Issuer of such series receives, not later than one Business Day prior to the purchase date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Registered Security which was delivered for purchase by the Holder and a statement that the Holder is withdrawing its election to have such Registered Security purchased.

               (d) On the date of purchase, but in no event later than 10:00 a.m. Eastern Time, all Securities of each series purchased by the Issuer of such series under this Section 4.03 shall be delivered by the Issuer of such series to the Trustee for cancellation, and the Issuer of such series shall pay the purchase price plus accrued and unpaid interest, if any, to the Holders entitled thereto.

               (e) Notwithstanding the foregoing provisions of this Section 4.03, no Issuer of any series of Securities shall be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this
          Section 4.03 applicable to a Change of Control Offer made by the Issuer of such series and purchases all Securities of such series validly tendered and not withdrawn under the Change of Control Offer.

               (f) The Issuer of each series of Securities shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws, rules or regulations in connection with the repurchase of Securities pursuant to this Section 4.03. To the extent that the provisions of any securities laws, rules or regulations conflict with provisions of this Section 4.03, the Issuer of such series shall comply with the applicable securities laws, rules and regulations and shall not be deemed to have breached its obligations under this Section 4.03 by virtue of its compliance with such securities laws, rules or regulations.

         SECTION 4.04 Limitation on Sale of the Capital Stock of the Issuer. For so long as any of the Securities of an Issuer of a series are outstanding, such Issuer shall continue to be, directly or indirectly, a Wholly Owned Subsidiary of the Company.

         SECTION 4.05 Compliance Certificate. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year, an Officers' Certificate signed by Officers of the Company (with at least one of such Officers also being the Chief Executive Officer, the Chief Financial Officer or Chief Accounting Officer of the Company) stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default and whether or not the signers know of any Default with respect to any series of Securities that occurred during such period. If they do, the certificate shall describe the Default with respect to such series, its status and what action the Issuer of such series is taking or proposes to take with respect thereto. The Issuer also shall comply with TIA ss. 314(a)(4).

         SECTION 4.06 Further Instruments and Acts. Upon reasonable request of the Trustee, the Company and the Issuer of a series will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose hereof.

                                   ARTICLE 5

                                Successor Company

         SECTION 5.01 When the Company, the Issuer, Guarantors and Other Obligors May Merge or Transfer Assets.

             (a) The Company shall not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of related transactions, directly or indirectly, all or substantially all of its assets to, any Person, unless:

             (1) the resulting, surviving or transferee Person (the "Successor Company") shall be a Person organized and existing under the laws of the United States of America or any State thereof and the Successor Company (if not the Company) expressly assumes, by a supplemental indenture, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all of the obligations of the Company hereunder;

          (2) immediately after giving pro forma effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any of its Subsidiaries as a result of such transaction or transactions as having been Incurred by the Successor Company or such Subsidiary at the time of such transaction), no Default with respect to any series of Securities shall have occurred and be continuing;

          (3) immediately after giving pro forma effect to such transaction, the Successor Company shall have Consolidated Net Worth in an amount that is not less than the Consolidated Net Worth of the Company immediately prior to such transaction;

          (4) the Company shall have delivered to the Trustee an Officers' Certificate of the Company and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture, if any, comply herewith; and

          (5) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that none of the Holders of any series of Securities will recognize income, gain or loss for U.S. federal income tax purposes as a result of such transaction and all of such Holders will be subject to U.S. federal income tax with respect to such Securities on the same amounts, in the same manner and at the same times as would have been the case if such transaction had not occurred, provided, however, that clause (3) will not be applicable to any series of Securities in the case of (A) a Restricted Subsidiary with respect to such series consolidating with, merging into or transferring all or part of its properties and assets to the Company or (B) the Company merging with an Affiliate of the Company solely for the purpose and with the sole effect of reincorporating the Company in another jurisdiction.

This Section 5.01(a) shall not prohibit any pledge of assets of the Company to secure Indebtedness, including Indebtedness under the Credit Agreement. The Successor Company will be the successor to the Company and shall succeed to, and be substituted for, and may exercise every right and power of, the Company hereunder, and the Company, except in the case of a lease, shall be released from any Parent Guaranty and this Indenture.

          (b) The Company shall not permit the Issuer of any series of Securities to consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all of its assets to any Person unless:

          (1) the Successor Company (if not such Issuer) shall be a Person organized and existing under the laws of the United States of America, or any State thereof, and the Successor Company expressly assumes, by a supplemental indenture, executed and delivered to the Trustee, in a form reasonably satisfactory to the Trustee, all of the obligations of the Issuer hereunder and under the Securities;

          (2) immediately after giving effect to such transaction or transactions on a pro forma basis (and treating any Indebtedness which becomes an obligation of the Successor

     Company as a result of such transaction or transactions as having been issued by such Person at the time of such transaction), no Default with respect to any series of Securities shall have occurred and be continuing;

          (3) such Issuer of such series shall have delivered to the Trustee an Officers' Certificate of such Issuer and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture, if any, comply herewith; and

          (4) such Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that none of the Holders of such series will recognize income, gain or loss for U.S. federal income tax purposes as a result of such transaction and all of such Holders will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such transaction had not occurred.

This Section 5.01(b) shall not prohibit any pledge of assets of such Issuer to secure Indebtedness, including Indebtedness under the Credit Agreement or this Indenture. The Successor Company will be the successor to such Issuer and shall succeed to and be substituted for, and may exercise every right and power of such Issuer under, the Securities of such series and this Indenture, and such Issuer, except in the case of a lease, shall be released from its obligation to pay the principal of and interest on any Securities of any series (including any Coupons appertaining thereto) as to which such Issuer is the obligor.

          (c) The Company shall not permit any Subsidiary Guarantor or Collateral Obligor as to a series to consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all of its assets to any Person, unless:

          (1) except in the case of a Subsidiary Guarantor or Collateral Obligor that has been entirely disposed to another person (other than to the Company or an Affiliate thereof), whether through a merger, consolidation or sale of capital stock or assets, if in connection therewith the Company provides an Officers' Certificate of the Company to the Trustee to the effect that the Company will, in respect of such disposition, comply with any restrictions on sales of assets and subsidiary stock contained in the applicable Series Supplement in respect of such series, the Successor Company (if not such Subsidiary Guarantor or Collateral Obligor) expressly assumes, by a written instrument, in a form reasonably satisfactory to the Trustee, all of the obligations of such Subsidiary Guarantor or Collateral Obligor, if any, under its Subsidiary Guaranty or Security Document, as the case may be;

          (2) immediately after giving effect to such transaction or transactions on a pro forma basis (and treating any Indebtedness which becomes an obligation of the Successor Company as a result of such transaction or transactions as having been issued by such Person at the time of such transaction), no Default with respect to any series of Securities shall have occurred and be continuing;

          (3) the Company shall have delivered to the Trustee an Officers' Certificate of the Company and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such written instrument, if any, complies herewith; and

          (4) in the case of a Subsidiary Guarantor that is a Significant Subsidiary, the Subsidiary Guarantor shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such transaction and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such transaction had not occurred.

This Section 5.01(c) shall not prohibit any pledge of assets of any Subsidiary Guarantor or Collateral Obligor, as the case may be, to secure Indebtedness, including Indebtedness under the Credit Agreement or this Indenture.

                                   ARTICLE 6

                              Defaults and Remedies

         SECTION 6.01 Events of Default. Except as otherwise provided in the Series Supplement with respect to such series, an "Event of Default" in respect of a series of Securities means any one of the following events:

               (1) the Issuer of such series defaults in any payment of interest on any Security of such series (including any Coupon appertaining thereto) when the same becomes due and payable pursuant hereto, and such default continues for a period of 30 days;

               (2) the Issuer of such series (i) defaults in the payment of the principal or premium, if any, of any Security of that series pursuant hereto when the same becomes due and payable at its Stated Maturity, upon optional or mandatory redemption, upon declaration of acceleration or otherwise, or (ii) fails to purchase Securities of that series when required pursuant hereto;

               (3) the Company, the Issuer of such series, any Guarantor of such series or any Collateral Obligor as to such series fails to comply with Section 5.01;

               (4) the Company or the Issuer of such series fails to comply with
          Section 4.02, 4.03 or 4.04 or 10.08 (other than a failure to purchase Securities of a series when required under Section 4.03) in respect of the Securities of such series, and such failure continues for 30 days after the notice specified below;

               (5) the Issuer of such series or any Guarantor as to such series fails to comply with any of its agreements herein (other than those described in clause (1), (2), (3) or (4) above) in respect of the Securities of such series, and such failure continues for 60 days after the notice specified below;

               (6) Indebtedness of the Company, the Issuer of such series, any Guarantor of such series or any Significant Subsidiary of the Company is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $10.0 million, or its foreign currency equivalent at the time of default;

               (7) the Company, the Issuer of such series, any Guarantor of such series or any Significant Subsidiary of the Company pursuant to or within the meaning of any Bankruptcy Law:

                    (A) commences a voluntary case;

                    (B) consents to the entry of an order for relief against it in an involuntary case;

                    (C) consents to the appointment of a custodian of it or for any substantial part of its property; or

                    (D) makes a general assignment for the benefit of its
               creditors;

     or takes any comparable action under any foreign laws relating to bankruptcy or insolvency;

          (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                    (A) is for relief against the Company, the Issuer of such
               series, any Guarantor of such series or any Significant Subsidiary in an involuntary case;

                    (B) appoints a Custodian of the Company, the Issuer of such series, any Guarantor of such series or any Significant Subsidiary or for any substantial part of its property; or

                    (C) orders the winding up or liquidation of the Company, the
               Issuer of such series, any Guarantor of such series or any Significant Subsidiary; or

                    (D) grants any similar relief under any foreign laws;

     and, in any such case, the order or decree remains unstayed and in effect for 60 days.

          (9) any judgment or decree for the payment of money in excess of $10.0 million (or its foreign currency equivalent at the time of entry of such judgment or decree) above the coverage under applicable insurance policies and indemnities as to which the relevant insurer or indemnitor has not disclaimed responsibility is entered against the Company, the Issuer of such series, any Guarantor of such series or any Significant Subsidiary, remains outstanding for a period of 60 days following the entry of such judgment or decree and is not discharged or waived or does not have the execution thereof effectively stayed (including by agreement) within 10 days after the notice specified below;

          (10) any Guaranty of such series or Security Document for such series ceases to be in full force and effect (other than in accordance with the terms of such Guaranty or Security Document) or any Guarantor of such series or Collateral Obligor as to such series denies or disaffirms its obligations under its Guaranty or Security Document, as the case may be; or

          (11) the Trustee or any Collateral Agent for such series, at any time, ceases to have a perfected security interest in any material Collateral Security as to such series, or any loan that constitutes Collateral Security is prepaid except in accordance with the terms thereof or this
     Article 6;

          (12) the Issuer of such series defaults in the payment of any sinking or purchase fund or analogous obligation when the same becomes due and payable pursuant hereto; or

          (13) the occurrence of any other Event of Default relating to such series provided in the Series Supplement under which such series is issued.

The occurrence of the foregoing events will constitute Events of Default whatever the reason for any such event of default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any governmental body.

         A Default under clauses (4), (5), (9), (12) or (13) is not an Event of Default with respect to a series of Securities until the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities of such series notify the Issuer of such series and the Company of the Default and the Issuer or the Company fails to cure such Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default."

         The Issuer of a series of Securities shall deliver to the Trustee, within 30 days after the occurrence thereof, an Officers' Certificate of the Issuer notifying the Trustee of any Event of Default under clause (6), (10) or
(11) with respect to such series and any event which with the giving of notice or the lapse of time would become an Event of Default as to such series under clauses (4), (5), (9), (12) or (13) with respect to any series, its status and what action such Issuer is taking or proposes to take with respect thereto.

         SECTION 6.02 Acceleration. If an Event of Default with respect to a series of Securities (other than an Event of Default specified in Section 6.01(7) or 6.01(8) occurs and is continuing, the Trustee by notice to the Issuer of such series, or the Holders of at least 25% in principal amount of the Securities of such series then outstanding hereunder by notice to the Issuer and the Trustee, may declare the principal (or, if the Securities of such series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the Series Supplement relating to that series) of and accrued but unpaid interest on all of the Securities of such series (including past due Coupons appertaining thereto) then outstanding to be due and payable. Upon such a declaration, such principal, premium, if any, and interest shall be due and payable immediately. If an Event of Default specified in Section 6.01(7) or 6.01(8) with respect to the Company or the Issuer of such series occurs, the principal (or, if the Securities of such series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the Series Supplement relating to that series) of and interest on all of the Securities of such series then outstanding hereunder (treated as one class) shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder of a series of Securities. The Holders of a majority in principal amount of the Securities of such series by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration and if all payments (including fees and expenses) due to the Trustee have been paid. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

         SECTION 6.03 Other Remedies. If an Event of Default as to a series of Securities occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Securities of such series or to enforce the performance of any provision of the Securities of such series or this Indenture. The Trustee may maintain a proceeding even if it does not possess any of the Securities of such series or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of such series in exercising any right or remedy accruing upon an Event of Default as to such series shall not impair the right or remedy or constitute a waiver of or acquiescence in such Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

         SECTION 6.04 Waiver of Past Defaults. The Holders of a majority in aggregate principal amount of the Securities of a series outstanding by notice to the Trustee may waive an existing Default as to such series and its consequences except (1) a Default in the payment of the principal, premium, if any, and interest on such series, (2) a Default arising from the failure to redeem or purchase any Security of such series when required pursuant hereto or
(3) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Holder of such series affected. When a Default as to a series is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right or remedy.

         SECTION 6.05 Control by Majority. The Holders of a majority in principal amount of the Securities of a series outstanding may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Holders of such series or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification reasonably satisfactory to it against all losses and expenses caused by taking or not taking such action.

         SECTION 6.06 Limitation on Suits. Except to enforce the right to receive payment of principal, premium, if any, or interest on Securities of any series when due pursuant hereto, no Holder of a Securities of any series may pursue any remedy with respect hereto or the Securities of such series unless:

               (1) the Holder gives to the Trustee written notice stating that an Event of Default with respect to such series has occurred and is continuing;

               (2) the Holders of at least 25% in principal amount of the Securities of such series outstanding make a written request to the Trustee to pursue the remedy;

               (3) such Holder or Holders of such series offer to the Trustee reasonable security or indemnity against any loss, liability or expense;

               (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

               (5) the Holders of a majority in principal amount of the Securities of such series outstanding do not give the Trustee a direction inconsistent with the request during such 60-day period.

         A Holder of Securities of any series may not use this Indenture to prejudice the rights of another Holder of such series or to obtain a preference or priority over another Holder of such series.

         SECTION 6.07 Rights of Holders to Receive Payment. Notwithstanding any other provision hereof, the right of any Holder of any Security of any series to receive payment of principal of and interest on the Securities of such series held by such Holder (including payment of any Coupon appertaining thereto) on or after the date such payment becomes due and payable pursuant hereto, or to bring suit for the enforcement of any such payment, shall not be impaired or affected without the consent of such Holder.

         SECTION 6.08 Collection Suit by Trustee. If an Event of Default as to a series specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer of such series for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.

         SECTION 6.09 Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders of any series of Securities allowed in any judicial proceedings relative to the Issuer, its creditors or its property, may collect and receive any monies or other property payable or deliverable on any such claims, distribute the same after the deduction of any amounts due the Trustee under Section 7.07, and take any other action with respect to such claims, including participating as a member of any official committee of creditors, as it reasonably deems necessary or advisable, and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amounts due under Section 7.07.

         SECTION 6.10 Priorities. If the Trustee collects any money or property pursuant to this Article 6 with respect to Securities of any series, it shall pay out the money or property in the following order:

         FIRST: to the Trustee for amounts due under Section 7.07 or any other provision hereof;

         SECOND: to Holders of such series for amounts due and unpaid on the Securities (including Coupons) of such series for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities of such series for principal, premium, if any, and interest, respectively; and

         THIRD:  to the Issuer.

         The Issuer (or, if the Issuer fails to do so within 10 days after request from the Trustee, the Trustee) may fix a Record Date and payment date for any payment to Holders of Securities of such series pursuant to this Section
6.10. At least 15 days before such Record Date, the Issuer shall give to each Holder of such series and the Trustee a notice that states the Record Date, the payment date and amount to be paid (or, if the Issuer fails to do so, the Trustee shall do so at the Issuer's expense).

         SECTION 6.11 Undertaking for Costs. In any suit for the enforcement of any right or remedy hereunder or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 shall not require such undertaking in a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the Securities of any series to which the suit relates.

         SECTION 6.12 Waiver of Stay or Extension Laws. The Company, each Issuer and each Guarantor (to the extent they may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect this Indenture. Each of the Company, each Issuer and each Guarantor (to the extent that they may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power granted herein to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

                                   ARTICLE 7

                                     Trustee

         SECTION 7.01 Duties of Trustee.

          (a) If an Event of Default in respect of a series of Securities has occurred and is continuing, the Trustee shall exercise with respect to Securities of that series the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

          (b) Except during the continuance of an Event of Default:

          (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth herein and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (2) in the absence of bad faith on its part, the Trustee may with respect to Securities of any series conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements hereof; provided, however, that the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements hereof.

          (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:

          (1) this Section 7.01(c) does not limit the effect of Section 7.01(b);

          (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proven that the Trustee was negligent in ascertaining the pertinent facts; and

          (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

          (d) Notwithstanding anything to the contrary contained herein, every provision hereof that in any way relates to the Trustee is subject to Sections 7.01(a), 7.01(b) and 7.01(c).

          (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company or the Issuer of the series of Securities in respect of which such money is received.

          (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

          (g) No provision hereof shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          (h) Every provision hereof relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Article 7 and to the provisions of the TIA.

         SECTION 7.02  Rights of Trustee.

               (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in such document.

               (b) Before the Trustee acts or refrains from acting as to the Securities of any series, it may require an Officers' Certificate of the Issuer of such series or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel.

               (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed by it with due care.

               (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee's conduct does not constitute wilful misconduct or negligence.

               (e) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating hereto and the Securities of any series, shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

               (f) Any permissive right or authority granted to the Trustee shall not be construed as a mandatory duty.

         SECTION 7.03 Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities of any series (including Coupons appertaining thereto) and may otherwise deal with the Company or any of its Affiliates (including any Issuer) with the same rights it would have if it were not Trustee. However, if the Trustee acquires any conflicting interest in respect of the Holders of a series, it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee as to such series or resign. Any Paying Agent or Registrar may do the same with like rights. However, the Trustee must comply with Sections
7.10 and 7.11.

         SECTION 7.04 Trustee's Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy hereof or of the Securities of any series (including any Coupons appertaining thereto), shall not be accountable for the Issuer's use of the proceeds from the Securities of any series (including any Coupons appertaining thereto), and shall not be responsible for any statement of the Issuer herein or in any document relating to the issuance or sale of the Securities of any series (including any Coupons appertaining thereto), other than the Trustee's certificate of authentication.

         SECTION 7.05 Notice of Defaults. If a Default as to the Securities of any series occurs and is continuing and if it is known to the Trustee, the Trustee shall give to each Holder of such series notice of the Default within 90 days after it becomes so known. Except in the case of a Default in the payment of principal, premium, if any, and interest on such series or in the payment of any sinking fund installment or purchase price, or analogous obligation, with respect to Securities of such series, the Trustee may withhold such notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is not opposed to the interests of Holders of Securities of such series (including Coupons appertaining thereto). Subject to this Section 7.05, the Trustee shall promptly send any such notice to any Collateral Agent for such series.

         SECTION 7.06 Reports by Trustee to Holders. As promptly as practicable after each May 15 beginning with the May 15 following the date hereof, and in any event prior to July 15 in each year, the Trustee shall mail to each Holder of each series of Registered Securities outstanding a brief report dated as of such May 15 that complies with TIA ss. 313(a). The Trustee also shall comply with TIA ss. 313(b). A copy of each report at the time of its mailing to Holders of such series of Registered Securities shall be filed with the SEC and each securities exchange or market, if any, on which the Securities of such series are listed. The Issuer of each series of Securities agrees to notify promptly the Trustee whenever the Securities of such series become listed on any securities exchange or market and of any delisting thereof.

         SECTION 7.07 Compensation and Indemnity. The Company shall or shall cause one or more Issuers to pay the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall or shall cause one or more Issuers to reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Company and each Issuer shall jointly and severally indemnify the Trustee against any and all loss, liability or expense (including reasonable attorneys' fees) incurred by it in connection with the administration of this trust and the performance of its duties hereunder. The Trustee shall notify the Company and each Issuer promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company or any Issuer shall not relieve the Company or such Issuer of their obligations hereunder. The Company or any Issuer shall defend the claim and the Trustee may have separate counsel, and the Company and any Issuer shall pay the reasonable fees and expenses of such counsel. Neither the Company nor any Issuer need pay for any settlement made without the consent of the Company and any such Issuer, which consent shall not be unreasonably withheld. Neither the Company nor any Issuer need reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own wilful misconduct, negligence or bad faith. To secure the payment obligations of Company and each Issuer in this Section 7.07(a), the Trustee shall have a lien prior to the Securities of all series (including any Coupons appertaining thereto) on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Securities of any series (including any Coupons appertaining thereto). Such payment obligations shall survive the discharge hereof. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(7) or 6.01(8) with respect to the Company, an Issuer, a Guarantor of a Collateral Obligor, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

         SECTION 7.08 Replacement of Trustee.

               (a) The Trustee as to Securities of any series may resign at any time by giving notice to the Company and the Issuer of such series. The Holders of a majority in principal amount of the Securities of any series may (1) remove the Trustee as to such series by giving notice to the Trustee of such series and
(2) appoint a successor Trustee as to such series. The Issuer of any series of Securities shall remove the Trustee as to such series if:

               (1) the Trustee as to such series fails to comply with Section
          7.10 with respect to such series;

               (2) the Trustee as to such series is adjudged bankrupt or insolvent;

               (3) a receiver or other public officer takes charge of the Trustee as to such series or its property; or

               (4) the Trustee as to such series otherwise becomes incapable of acting with respect to such series.

               (b) If the Trustee as to a series of Securities resigns, is removed by the Issuer of such series or is removed by the Holders of a majority in principal amount of such series then outstanding, and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason, the Issuer of such series shall promptly appoint a successor Trustee as to such series.

               (c) A successor Trustee as to a series of Securities shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer of such series. Thereupon the resignation or removal of the retiring Trustee shall become effective and the successor Trustee shall have all of the rights, powers and duties of the Trustee hereunder. The successor Trustee shall give notice of its succession to all Holders of Securities of such series, in the manner provided in Section 12.02. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided in Section 7.07.

               (d) If a successor Trustee does not take office within 60 days after the retiring Trustee as to any series of Securities resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Securities of such series may petition any court of competent jurisdiction for the appointment of a successor Trustee.

               (e) If the Trustee as to any series of Securities fails to comply with Section 7.10, any Holder of such series may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

               (f) Notwithstanding the replacement of the Trustee as to any series of Securities pursuant to this Section 6.08, the obligations of the Company and each affected Issuer under Section 7.07 shall continue for the benefit of the retiring Trustee.

               (g) A Trustee being succeeded pursuant to Section 7.08(b) or 7.08(e) is referred to herein as the "retiring Trustee."

         SECTION 7.09 Successor Trustee by Merger. If the Trustee as to a series of Securities consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business or assets to, another Person, the Successor Company shall, without any further act, be the successor Trustee as to such series and shall succeed to the trusts created hereby. Certificates for any of the Securities of such series that shall have been authenticated but not delivered by the predecessor trustee may be adopted and delivered by the successor trustee. Certificates for any of the Securities of such series that shall not have been authenticated may be authenticated either by the successor trustee in the name of any predecessor trustee or in the name of the successor trustee and likewise adopted and delivered. In all such cases, such certificates shall have the full force and effect for all purposes which certificate of any predecessor trustee would have had.

         SECTION 7.10 Eligibility; Disqualification. The Trustee as to the Securities of any series shall at all times satisfy the requirements of TIA ss. 310(a). The Trustee as to any series shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of financial condition. The Trustee as to each series shall comply with TIA ss. 310(b); provided, however, that there shall be excluded from the operation of TIA ss. 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Issuer of a series are outstanding if the requirements for such exclusion set forth in TIA ss. 310(b)(1) are met. In determining whether the Trustee as to any series has a conflicting interest as defined in TIA ss. 310(b)(1) with respect to the Securities of such series, there shall be excluded for purposes of the conflicting interest provisions of such ss. 310(b) the Securities of every other series issued hereunder and under the Indenture dated as of February 15, 2002, among the Company, GrafTech Finance, the Guarantors named therein and U.S. Bank, N.A./U.S. Bancorp, as successor to State Street Bank and Trust Company, as Trustee, under which $550,000,000 aggregate principal amount of 10 1/4% Senior Notes due 2012 were originally issued.

         SECTION 7.11 Preferential Collection of Claims Against Company. The Trustee as to each series shall comply with TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). Any Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated in the TIA.

                                   ARTICLE 8

               Satisfaction and Discharge of Indenture; Defeasance





         SECTION 8.01 Satisfaction and Discharge of Liability on Securities; Defeasance.

          (a) When (1) the Issuer of a series of Securities delivers to the Trustee all outstanding Securities of such series (other than Securities of such series replaced pursuant to Section 2.08, and Coupons appertaining to Bearer Securities of such series surrendered in exchange for Registered Securities of such series and maturing after such exchange whose surrender is not required or has been waived as provided in Section 2.13) (including any Coupons appertaining thereto) for cancellation or (2) all outstanding Securities of such series (including any Coupons appertaining thereto), have become due and payable, whether at Maturity, on a redemption date or otherwise, and the Issuer of such series irrevocably deposits with the Trustee funds sufficient to pay at Maturity, upon redemption or otherwise all outstanding Securities of such series and any Coupon appertaining thereto, including interest thereon to Maturity, or such redemption date (other than Securities replaced pursuant to Section 2.08), and if in either case the Issuer of such series pays all other sums payable hereunder by the Company or the Issuer of such series, then this Indenture shall, subject to Section 8.01(c), cease to be of further effect as to such series. The Trustee shall acknowledge satisfaction and discharge hereof as to such series on demand of the Issuer of such series accompanied by an Officers' Certificate of the Issuer of such series and an Opinion of Counsel and at the cost and expense of the Issuer of such series.

          (b) Subject to Sections 8.01(c) and 8.02, the Company, any Issuer of a series of Securities, and any Guarantor or Collateral Obligor of a series of Securities at any time may terminate (1) all of their obligations under the Securities of such series (including any Coupons appertaining thereto), and any related Guaranties and Security Documents as to such series ("legal defeasance option") or (2) their obligations under Sections 4.02, 4.03, 4.04 and 10.08 and the operation of Sections 6.01(4), 6.01(6), 6.01(7), 6.01(8), 6.01(9), 6.01(10),
6.01(11), 6.01(12) and 6.01(13) as to such series, but, in the case of Sections 6.01(7) and 6.01(8), with respect only to Significant Subsidiaries, and the limitations contained in Sections 5.01(a)(3) and 5.01(a)(4) as to such series ("covenant defeasance option"). The Issuer of a series may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

         If the Issuer of a series of Securities exercises its legal defeasance option as to such series, payment of the Securities of such series (including any Coupons appertaining thereto) may not be accelerated because of an Event of Default with respect thereto. If the Issuer of a series of Securities exercises its covenant defeasance option, payment of the Securities of such series may not be accelerated because of an Event of Default specified in Sections 6.01(4), 6.01(6), 6.01(7), 6.01(8), 6.01(9), 6.01(10), 6.01(11), 6.01(12) and 6.01(13),
but, in the case of Sections 6.01(7) and (8), with respect only to Significant Subsidiaries, or because of the failure of the Issuer of such series to comply with Section 5.01(a)(3) or (4). If the Issuer of a series of Securities exercises its legal defeasance option or its covenant defeasance option, each Guarantor, if any, and Collateral Obligor, if any, shall be released from all of its obligations with respect to its Guaranty or Security Documents, if any, respectively, as to such series (including any Coupons appertaining thereto), and any Collateral Security relating to such series (including any Coupons appertaining thereto) will be released.

          (c) Notwithstanding Sections 8.01(a) and 8.01(b), the obligations of the Issuer of a series of Securities in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 2.09, 2.10, 2.11, 2.13, 7.07 and 7.08 and in this Article 8 as to such series shall survive until the Securities of such series (including any Coupons appertaining thereto) have been paid in full. Thereafter, the obligations of such Issuer in Sections 7.07, 8.04 and 8.05 shall survive.

         SECTION 8.02 Conditions to Defeasance. The Issuer of a series of Securities may exercise its legal defeasance option or its covenant defeasance option only if:

          (1) such Issuer irrevocably deposits in trust with the Trustee money or U.S. Government Obligations for the payment of principal of and interest on the Securities of such series (including any Coupons appertaining thereto) to Maturity or redemption, as the case may be;

          (2) such Issuer delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal, premium, if any, and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal, premium, if any, and interest when due on all of the Securities of such series (and any Coupon appertaining thereto) to maturity or redemption, as the case may be;

          (3) 123 days pass after the deposit is made and during the 123-day period no Default specified in Sections 6.01(7) or 6.01(8) with respect to the Securities of such series occurs which is continuing at the end of the period;

          (4) the deposit does not constitute a default under any other agreement binding on the Company, any Issuer hereunder, any Guarantor hereunder or any Collateral Security Obligor hereunder;

          (5) the Issuer of such series delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940, as amended;

          (6) in the case of the legal defeasance option, the Issuer of such series shall have delivered to the Trustee an Opinion of Counsel stating that (A) such Issuer has received from, or there has been published by, the Internal Revenue Service a ruling, or (B) since the date hereof there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

          (7) in the case of the covenant defeasance option, the Issuer of such series delivers to the Trustee an Opinion of Counsel to the effect that the Holders of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

          (8) the Issuer of such series delivers to the Trustee an Officers' Certificate of such Issuer and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities of such series as contemplated by this Article 8 have been complied with.

Before or after a deposit, the Issuer of a series of Securities may make arrangements reasonably satisfactory to the Trustee for the redemption of Securities of such series (including any Coupons appertaining thereto) that had matured (in whole or in part) as of the redemption date) at a future date in accordance with Article 3.

         SECTION 8.03 Application of Trust Money. The Trustee as to any series of Securities shall hold in trust money or U.S. Government Obligations deposited with it as to such series pursuant to this Article 8. It shall apply the deposited money and the money from U.S. Government Obligations through any Paying Agent as to such series and in accordance herewith to the payment of principal of and interest on the Securities of such series (including any Coupons appertaining thereto).

         SECTION 8.04 Repayment to Company. The Trustee and any Paying Agent as to a series of Securities shall promptly turn over to the Issuer of such series upon request any excess money or securities held by them at any time in respect of such series of Securities. Subject to any applicable abandoned property law, the Trustee as to such series and any Paying Agent as to such series shall pay to the Issuer of such series upon request any money held by them for the payment of principal, premium, if any, or interest that remains unclaimed for two years and, thereafter, Holders of such series entitled to the money must look to the Issuer of such series for payment as general creditors, and all liability of the Trustee as to such series or any Paying Agent as to such series with respect to the money and the related trust, and all liability of the Issuer of such series as trustee thereof, shall of thereupon cease; provided, however, that the Trustee as to such series or any Paying Agent as to such series, before being required to make any such repayment, may (at the expense of the Issuer of such series) cause to be given, in the manner set forth in Section 12.02, notice to Holders of Securities of such series, that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of the giving of the notice nor shall it be later than two years after such principal, premium, if any, or interest shall have become due and payable, any unclaimed balance of the money then remaining will be repaid to the Issuer of such series.

         SECTION 8.05 Indemnity for Government Obligations. The Company (or the Issuer of a series) shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal, premium, if any, and interest received on such U.S. Government Obligations in respect of such series.

         SECTION 8.06 Reinstatement. If the Trustee or any Paying Agent as to a series is unable to apply any money or U.S. Government Obligations in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Issuer of such series and any Guarantor or Collateral Obligor as to such series hereunder, and the Securities of such series, shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee as to such series or any Paying Agent as to such series is permitted to apply such money or U.S. Government Obligations in accordance with this Article 8; provided, however, that, if the Issuer of such series has made any payment of interest on or principal of any Securities of the relevant series because of the reinstatement of its obligations, the Issuer of such series shall be subrogated to the rights of the Holders of Securities of such series to receive such payment from the money or U.S. Government Obligations held by the Trustee or any Paying Agent as to such series.

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                                   ARTICLE 9

                                   Amendments

         SECTION 9.01 Without Consent of Holders. The Company, any Issuer, the Guarantors, if any, the Collateral Obligors, if any, and the Trustee may amend this Indenture, the Securities or any Guaranty or Security Document, without notice to or consent of any Holder:

               (1) to cure any ambiguity, omission, defect or inconsistency;

               (2) to establish any form of Securities and to provide for the issuance of any series of Securities, in each case as provided in
          Article 2, and to set forth the terms thereof;

               (3) to add to the rights of the Holders of Securities of any series;

               (4) to comply with Article 5;

               (5) to provide for uncertificated Securities in addition to or in place of certificated Securities; provided, however, that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code;

               (6) to provide or add Guarantees with respect to Securities of any or all series, including any Guaranties, or to secure or provide additional security with respect to Securities of any or all series, or to amend the terms of the Guarantees or Security Documents to the extent necessary in order to comply with applicable law so long as the additions or amendments do not affect any of the material terms thereof adversely to the Holders of Securities of such series;

               (7) to add to the covenants of the Company, any Issuer, any Guarantor or any Collateral Obligor for the benefit of Holders of Securities for any or all series or to surrender any right or power conferred herein upon the Company, any Issuer, any Guarantor or any Collateral Obligor as to any or all series of Securities;

               (8) to make any change that does not adversely affect the rights of any Holders of Securities of any series then outstanding;

               (9) to comply with any requirements of the SEC in connection with qualifying, or maintaining the qualification of, this Indenture under the TIA;

               (10) to provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series, pursuant to the requirements of Section 7.08, and to add to or change any of the provisions hereof as shall be necessary


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          to provide for or facilitate the administration of the trusts hereunder by more than one Trustee;

               (11) to add Events of Default for the benefit of Holders of Securities of any or all series;

               (12) to add or change any provisions to facilitate the issuance of Bearer Securities (including to permit Bearer Securities to be (a) issued in exchange for Registered Securities or (b) exchanged for Bearer Securities of other authorized denominations, in each case so long as the additions or changes do not adversely affect the interests of Holders of Securities of any series in any material respect); or to change or eliminate any restrictions on the payment of principal of or premium, if any, or interest on Bearer Securities;

               (13) to change or eliminate any covenant or other provision hereof (but only if any such change or elimination will become effective only when there are no outstanding Securities created prior to the change or elimination that are entitled to the benefit of such covenant or provision); or

               (14) as permitted under any Guaranty or Security Document.

After an amendment under this Section 9.01 becomes effective, the Company shall or shall cause the relevant Issuer to give to Holders of any affected series of Securities a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.01.

         SECTION 9.02 With Consent of Holders. The Company, any Issuer, any Guarantor or Collateral Obligors and the Trustee may amend this Indenture, the Securities or any Guaranty or Security Document, and any past Default or non-compliance with any provisions hereof may be waived, without notice to any Holder but with the written consent of the Holders of at least a majority in principal amount of the Securities of such series affected thereby that are then outstanding (including consents obtained in connection with a tender or exchange offer or other exchange for the Securities of such series). However, without the consent of each Holder of a series of Securities affected thereby, an amendment or waiver may not:

               (1) reduce the amount of the Securities of such series whose Holders must consent to an amendment or waiver;

               (2) reduce the rate of or extend the time for payment of interest on any Security of such series (including any Coupons appertaining thereto);

               (3) reduce the principal amount of or premium on any Security of such series or extend the Stated Maturity of any Security of such series, or change the method of computing the amount of principal or premium on any Security of such series;

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               (4) reduce the interest on any Security of such series, or change the method of computing the interest on any Security of such series (including any Coupons appertaining thereto);

               (5) reduce the amount payable upon the redemption of any Security of such series or change the time at which any Security of such series may be redeemed;

               (6) make any Security of such series payable in money other than that stated in the Security of such series;

               (7) impair the right of any Holder of Securities of such series to receive payment of principal of and interest on the Securities of such series of such Holder of such series on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to any Securities of such series;

               (8) make any change in Section 6.04 or 6.07 or the second sentence of this Section 9.02;

               (9) make any changes in the ranking or priority of any Security of such series that would adversely affect the Holders of such series;

               (10) change any obligation to pay additional amounts in respect of any Security of such series;

               (11) reduce the amount of principal of an Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the maturity of the Original Issue Discount Security;

               (12) make any change that would adversely affect the Holders of such series to any Guaranty or Collateral Security, except as expressly permitted by this Indenture or such Guaranty or the relevant Security Documents;

               (13) modify the change of control provisions, if any, as to any Security of such series;

               (14) release any Guarantor from its Guarantee or to release any Collateral Security under any Security Document, in each case except as expressly permitted by this Indenture or such Guaranty or the relevant Security Documents; or

               (15) adversely change the right to convert or exchange, including decreasing the optional or mandatory conversion or exchange rate or increasing the optional or mandatory conversion or exchange price of, any Security of such series, if any, in each case except as expressly permitted by this Indenture or such Guaranty or the relevant Security Documents.

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[IN ADDITION, WITHOUT THE CONSENT OF EACH HOLDER OF A COUPON WITH RESPECT TO A
SERIES OF SECURITIES AFFECTED THEREBY, AN AMENDMENT OR WAIVER MAY NOT REDUCE THE RATE OF OR EXTEND THE TIME FOR PAYMENT OF SUCH COUPON.]

It shall not be necessary for the consent of Holders of an affected series under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof. After an amendment or waiver under this Section 9.02 becomes effective, the Company shall or shall cause the relevant Issuer to give to Holders of any affected series a notice briefly describing such amendment or waiver. The failure to give such notice to all Holders of any affected series, or any defect therein, shall not impair or affect the validity of an amendment or waiver under this Section 9.02.

         SECTION 9.03 Compliance with Trust Indenture Act. Every amendment hereto or to the Securities shall comply with the TIA as then in effect.

         SECTION 9.04 Revocation and Effect of Consents and Waivers.

                (a) A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security (or portion of the Security that evidences the same debt as the consenting Holder's Security), even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Security (or portion thereof) if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Holder of the series of Securities affected thereby. An amendment or waiver becomes effective upon the execution of such amendment or waiver by the Trustee.

                (b) The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining Holders entitled to give their consent or take any other action required or permitted to be given or taken pursuant hereto. If a record date is fixed, then notwithstanding Section 9.04(a), those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

         SECTION 9.05 Notation on or Exchange of Securities. If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Issuer as to a series of Securities or the Trustee so determines, the Issuer of such series shall prepare, issue and execute a new Security in exchange for the Security and the Trustee shall authenticate such new Security, that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security of such series shall not affect the validity of such amendment.

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         SECTION 9.06 Trustee to Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment, the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and, subject to Section 7.01, shall be fully protected in relying upon, an Officers' Certificate of the Issuer of the series of Securities effected thereby and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

         SECTION 9.07 Payment for Consent. Neither the Company nor any Affiliate of the Company shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions hereof or of the Securities unless such consideration is offered to be paid to all Holders that so consent, waive or agree to amend within the time frame, as it may be extended, set forth in solicitation documents relating to such consent, waiver or agreement.

         SECTION 9.08 Reference in Securities to Supplemental Indenture Securities of any series affected thereby that are authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided in such supplemental indenture. If the Issuer of such series shall so determine, new Securities of such series that are modified to conform, in the opinion of the Trustee and the Issuer of such series, to any such supplemental indenture may be prepared, executed and delivered by the Issuer of such series and authenticated and delivered by the Trustee in exchange for outstanding Securities of such series.

                                   ARTICLE 10

                                   Guaranties

         SECTION 10.01 Guaranties.

                (a) Each Guarantor, if any, as to a series of Securities hereby unconditionally and irrevocably guarantees, jointly and severally, to each Holder of Securities of such series and to the Trustee and its successors and assigns (1) the full and punctual payment of principal of and interest on the Securities of such series when due, whether at Maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Issuer hereunder and the Securities of such series and (2) the full and punctual performance within applicable grace periods of all other obligations of the Issuer hereunder and the Securities of such series (collectively called the "Debt Obligations"). Each Guarantor further agrees that the Debt Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Guarantor and that such Guarantor will remain bound under this Article 10 with respect to such series notwithstanding any extension or renewal of any Debt Obligation.

               (b) Each Guarantor waives presentation to, demand of, payment from and protest to the Issuer of any of the Debt Obligations and also waives notice of protest for

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nonpayment. Each Guarantor waives notice of any Default under the Securities of such series or the Debt Obligations. The obligations of each Guarantor hereunder shall not be affected by:

               (1) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Issuer or any other Person hereunder, the Securities of the relevant series or any other agreement or otherwise;

               (2) any extension or renewal of any thereof;

               (3) any rescission, waiver, amendment or modification of any of the terms or provisions hereof, the Securities of the relevant series or any other agreement;

               (4) the release of any Collateral Security held by any Holder or the Trustee for the Debt Obligations or any of them;

               (5) the failure of any Holder or the Trustee to exercise any right or remedy against any other guarantor of the Debt Obligations; or

               (6) except as set forth in Section 10.06, any change in the ownership of such Guarantor.

               (c) Each Guarantor further agrees that its Guaranty contained in this Article 10 constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any Collateral Security held for payment of the Debt Obligations.

               (d) Except as expressly set forth in Sections 8.01(b), 10.02 and 10.06, the obligations of each Guarantor under this Article 10 shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Debt Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor in Article 10 shall not be discharged, impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy hereunder, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Debt Obligations, or by any other act, thing, omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Guarantor or would otherwise operate as a discharge of such Guarantor as a matter of law or equity.

               (e) Each Guarantor further agrees that its Guarantee in this
          Article 10 shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal, premium, if any, and interest on any Debt Obligation is rescinded or must



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          otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or the Issuer or otherwise.

               (f) In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Guarantor by virtue of this Article 10, upon the failure of the Issuer to pay the principal, premium, if any, and interest on any Debt Obligation when and as the same shall become due, whether at Maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Debt Obligation, each Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (1) the unpaid amount of such Debt Obligations, (2) accrued and unpaid interest on such Debt Obligations (but only to the extent not prohibited by law) and (3) all other monetary Obligations of the Issuer to the Holders and the Trustee.

               (g) Each Guarantor agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the Debt Obligations Guaranteed by this Article 10 may be accelerated as provided in Article 6 for the purposes of such Guarantor's Guaranty in this Article 10, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Debt Obligations Guaranteed under this Article 10, and
          (2) in the event of any declaration of acceleration of such Debt Obligations as provided in Article 6, such Debt Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purposes of this Section 10.01.

               (h) Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Holder in enforcing any rights under this Section 10.01.

         SECTION 10.02 Limitation of Liability. Notwithstanding anything contained herein to the contrary, the maximum aggregate amount of the Debt Obligations Guaranteed hereunder by any Subsidiary Guarantor shall not exceed the maximum amount that can be guaranteed by this Article 10 without rendering this Indenture, as it relates to such Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance, fraudulent transfer or similar laws affecting the rights of creditors generally.

         SECTION 10.03 Successors and Assigns. This Article 10 shall be binding upon each Guarantor as to a series of Securities and its successors and assigns and shall enure to the benefit of the successors and assigns of the Trustee and the Holders of such series and, in the event of any transfer or assignment of rights by any such Holder or Trustee, the rights and privileges conferred upon that party herein and in the Securities of such series shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof.

         SECTION 10.04 No Waiver. A failure or delay on the part of the Trustee or the Holders of any Security of a series in exercising any right, power or privilege under this Article 10 shall not operate as a waiver thereof. A single or partial exercise thereof shall not preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the


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Trustee and the Holders of such series herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 10 at law, in equity, by statute or otherwise.

         SECTION 10.05 Modification. No modification, amendment or waiver of any provision of this Article 10, and no consent to any departure by any Guarantor of a series from this Article 10, shall in any event be effective unless the same shall be in writing and signed by the Trustee as to such series, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Guarantor of such series in any case shall entitle such Guarantor to any other or further notice or demand in the same, similar or other circumstances.

         SECTION 10.06  Release of Subsidiary Guarantor.

                (a) Upon the sale or other disposition (including by way of consolidation or merger) of a Subsidiary Guarantor of a series or a sale or disposition of all or substantially all of the assets of a Subsidiary Guarantor (in each case other than a sale or disposition to the Company or an Affiliate thereof), such Subsidiary Guarantor shall be released from all of its obligations under this Article 10 without any further action required on the part of the Trustee or any Holder of such series. At the request and expense of the Issuer of such series, the Trustee shall execute and deliver an appropriate instrument evidencing such release.

                (b) Upon (1) the merger or consolidation of a Subsidiary Guarantor of a series with or into, or the dissolution, liquidation or winding up of a Subsidiary Guarantor of such series into, a Restricted Subsidiary in respect of such series that is or becomes a Subsidiary Guarantor of such series or another Person that is or becomes a Guarantor of such series or (2) the designation of such Subsidiary Guarantor of such series as an Unrestricted Subsidiary in respect of such series as permitted by this Indenture, such Subsidiary Guarantor of such series shall be released from all of its obligations under this Article 10 without any further action required on the part of the Trustee or any Holder of such series. At the request and expense of the Issuer of such series, the Trustee shall execute and deliver an appropriate instrument evidencing such release.

         SECTION 10.07 Contribution. Each Subsidiary Guarantor of a series that makes a payment under its Guaranty shall be entitled upon payment in full of all Guaranteed Debt Obligations of such series to a contribution from each other Subsidiary Guarantor of such series in an amount equal to such other Subsidiary Guarantor's pro rata portion of such payment based on the respective net assets of all of the Subsidiary Guarantors of such series at the time of such payment determined in accordance with GAAP.

         SECTION 10.08 Guaranty Agreement. The Company shall cause each Person who becomes a Guarantor of a series of Securities to, at the same time, execute and deliver to the Trustee a Guaranty Agreement pursuant to which such Person will Guarantee payment of the Securities of such series on the same terms and conditions as those set forth in this Article 10 (and in Section 12.12 hereof).

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                                   ARTICLE 11

                Provisions Applicable to Subordinated Securities

         SECTION 11.01 Agreement to Subordinate.

                (a) The Series Supplement creating a series of Securities will state whether the series created thereby is Senior Indebtedness or is pari passu or subordinate to other Indebtedness of the Issuer of such series. Any Indebtedness that is subordinate to the relevant series is called "Subordinated Indebtedness". Any Indebtedness that is pari passu to the relevant series is called "Pari Passu Indebtedness". Any Guaranty as to Indebtedness of a series shall have the same ranking as the Indebtedness Guaranteed thereby unless otherwise provided in the Guaranty as to such series. Pari Passu Indebtedness shall be treated ratably with the relevant series.

               (b) The Issuer as to any series of Securities that is subordinated in right of payment to any other security (including any other series of Securities) (any such series, a "Subordinated Series"), and any Guarantor or Collateral Obligor relating to such Subordinated Series, agrees, and each Holder of such Subordinated Series by accepting a Security and any related Guaranties or Collateral Security as to such Subordinated Series agrees, that the Indebtedness evidenced by the Securities of such Subordinated Series and any related Guaranties or Collateral Security will be subordinated in right of payment, to the extent and in the manner provided in this Article 11, to the prior payment of all Senior Indebtedness and that the subordination is for the benefit of and enforceable by the holders of Senior Indebtedness. The Securities of such Subordinated Series shall in all respects rank pari passu with all other Subordinated Indebtedness of the Issuer, any related Guaranties or Collateral Security shall in all respects rank pari passu with all other guarantees by the Guarantors or Collateral Obligors of other Senior Indebtedness of the Issuer, and only Indebtedness of the Issuer that is Senior Indebtedness and guarantees of Senior Indebtedness by the Guarantors shall rank senior to the Securities and the Guaranties or Collateral Security in accordance with the provisions set forth herein. All provisions of this Article 11 shall be subject to Section
11.12 hereof.

         SECTION 11.02 Liquidation, Dissolution, Bankruptcy. Upon any payment or distribution of the assets of the Issuer of a Subordinated Series or the Guarantors of a Subordinated Series to creditors upon a total or partial liquidation or a total or partial dissolution or winding up of such Issuer or such Guarantors or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Issuer or the Guarantors or their respective properties:

                  (1) holders of Senior Indebtedness shall be entitled to receive payment in full of the Senior Indebtedness before Holders of such Subordinated Series shall be entitled to receive any payment of principal, premium, if any, and interest on or other amounts with respect to the Securities; and

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                  (2) until the Senior Indebtedness is paid in full, any
         distribution to which Holders of the Subordinated Series would be entitled but for this Article 11 shall be made to holders of Senior Indebtedness as their interests may appear, except that Holders of such Subordinated Series may receive shares of stock and any debt securities that are subordinated in right of payment to Senior Indebtedness to at least the same extent as the Securities of such Subordinated Series and do not provide for the payment of principal prior to the Stated Maturity of all Senior Indebtedness.

         SECTION 11.03 Default on Senior Indebtedness.

                (a) Neither the Issuer of a Subordinated Series nor the Guarantors of a Subordinated Series may pay the principal, premium, if any, and interest on or other amounts with the Securities of a Subordinated Series or make any deposit pursuant to Section 8.01 and may not repurchase, redeem or otherwise retire any Securities of such Subordinated Series (collectively, "pay the Subordinated Series") if (1) any Senior Indebtedness as to such series is not paid when due or (2) any other default on Senior Indebtedness as to such series occurs and the maturity of such Senior Indebtedness is accelerated in accordance with its terms unless, in either case, (A) the default has been cured or waived and any such acceleration has been rescinded or (B) such Senior Indebtedness has been paid in full.

                (b) The Issuer of a Subordinated Series and the Guarantors of a Subordinated Series may pay the Subordinated Series without regard to the provisions of Section 11.03(a) if the Company, such Issuer, such Guarantors and the Trustee of such Subordinated Series receive written notice approving such payment from the Representatives, if any, of the Senior Indebtedness with respect to which either of the events set forth in clause (1) or (2) of Section 11.03(a) has occurred or is continuing.

                (c) During the continuance of any default (other than a default described in clause (1) or (2) of Section 11.03(a)) with respect to any [DESIGNATED SENIOR INDEBTEDNESS] pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, neither the Issuer of the Subordinated Series nor the Guarantors of the Subordinated Series may pay the Subordinated Series for a period (a "Payment Blockage Period") commencing upon the receipt by the Trustee (with a copy to such Issuer and such Guarantors) of written notice (a "Blockage Notice") of such default from the Representative, if any, of such [DESIGNATED SENIOR INDEBTEDNESS] specifying an election to effect a Payment Blockage Period and ending 179 days thereafter (or earlier if such Payment Blockage Period is terminated (1) by written notice to the Trustee, such Issuer and such Guarantors from the Person or Persons who gave such Blockage Notice, (2) by repayment in full of such [DESIGNATED SENIOR INDEBTEDNESS] or (3) because the default giving rise to such Blockage Notice is no longer continuing). Notwithstanding the provisions described in the immediately preceding sentence (but subject to the provisions contained in the first sentence of this Section), unless the holders of such [DESIGNATED SENIOR INDEBTEDNESS] or the Representative, if any, of such holders shall have


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accelerated the maturity of such [DESIGNATED SENIOR INDEBTEDNESS], such Issuer and such Guarantors may resume payments on the Securities of such Subordinated Series after such Payment Blockage Period. Not more than one Blockage Notice may be given in any consecutive 360-day period, irrespective of the number of Defaults with respect to [DESIGNATED SENIOR INDEBTEDNESS] during such period.

         SECTION 11.04 Acceleration of Payment of Securities. If payment of the Securities of a Subordinated Series is accelerated because of an Event of Default, the Issuer of the Subordinated Series or the Trustee shall promptly notify the holders of the [DESIGNATED SENIOR INDEBTEDNESS] (or their Representatives, if any) of the acceleration. If any [DESIGNATED SENIOR INDEBTEDNESS] is outstanding, neither such Issuer nor such Guarantors may pay the Subordinated Series until five Business days after the Representative, if any, of the [DESIGNATED SENIOR INDEBTEDNESS] receives notice of such acceleration and, thereafter, may pay the Subordinated Series only if this
Article 11 otherwise permits payments at that time.

         SECTION 11.05 When Distribution Must Be Paid Over. If a distribution is made to Holders of a Subordinated Series that because of this Article 11 should not have been made to them, the Holders of such Subordinated Series who receive the distribution shall hold it in trust for holders of Senior Indebtedness and pay it over to them as their interests may appear.

         SECTION 11.06 Subrogation. After all Senior Indebtedness is paid in full and until the Securities of a Subordinated Series are paid in full, Holders of such Subordinated Series shall be subrogated to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness. A distribution made under this Article 11 to holders of Senior Indebtedness which otherwise would have been made to Holders of such Subordinated Series is not, as between the Issuer of a Subordinated Series and Holders of such Subordinated Series, a payment by such Issuer on Senior Indebtedness or, as between the Guarantors of a Subordinated Series and Holders of such Subordinated Series, a payment by such Guarantors on Senior Indebtedness.

         SECTION 11.07 Relative Rights. This Article 11 defines the relative rights of Holders of any Subordinated Series and holders of Senior Indebtedness. Nothing in this Article 11 shall:

                  (1) impair, as between the Issuer of a Subordinated Series or the Guarantors of a Subordinated Series, as the case may be, and Holders of Securities of any Subordinated Series, the obligation of such Issuer or such Guarantors, as the case may be, which is absolute and unconditional, to pay principal of and interest on the Securities of such Subordinated Series in accordance with their terms; or

                  (2) prevent the Trustee or any Holder of such Subordinated Series from exercising its available remedies upon a Default, subject to the rights of holders of Senior Indebtedness to receive distributions otherwise payable to Holders of such Subordinated Series.

         SECTION 11.08 Subordination May Not Be Impaired by Company or Guarantor. No right of any holder of Senior Indebtedness to enforce the subordination of the Indebtedness evidenced by the Securities of such Subordinated Series shall be impaired by any act or failure to act by the Issuer of such Subordinated Series or the Guarantors of such Subordinated Series or by the failure of either of them to comply herewith.

         SECTION 11.09 Rights of Trustee and Paying Agent.

                (a) Notwithstanding Section 11.03, the Trustee or any Paying Agent as to such series may continue to make payments on the Securities of such Subordinated Series and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a Trust Officer of the Trustee receives notice satisfactory to it that payments may not be made under this Article 11. The Issuer of such series, the Registrar and any Paying Agent as to such series, a Representative, if any, or a holder of Senior Indebtedness may give the notice; provided, however, that, if an issue of Senior Indebtedness has a Representative, only the Representative may give the notice.

                (b) The Trustee in its individual or any other capacity may hold Senior Indebtedness with the same rights it would have if it were not Trustee. The Registrar and any Paying Agent may do the same with like rights. The Trustee shall be entitled to all of the rights set forth in this Article 11 with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness and nothing in Article 7 shall deprive the Trustee of any of its rights as such holder. Nothing in this Article 11 shall apply to claims of, or payments to, the Trustee under or pursuant to
Section 7.07.

         SECTION 11.10 Distribution or Notice to Representative. Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness, the distribution may be made and the notice given to their Representative, if any.

         SECTION 11.11 Article 11 Not to Prevent Events of Default or Limit Right to Accelerate. The failure to make a payment to Holders of a Subordinated Series by reason of any provision in this Article 11 shall not be construed as preventing the occurrence of a Default. Nothing in this Article 11 shall have any effect on the right of the Holders of a Subordinated Series or the Trustee to accelerate the maturity of the Securities of such Subordinated Series.

         SECTION 11.12 Trust Moneys Not Subordinated. Notwithstanding anything contained in this Article 11 to the contrary, payments from money or the proceeds of U.S. Government Obligations held in trust under Article 8 by the Trustee for the payment of principal of and interest on the Securities of a Subordinated Series shall not be subordinated to the prior payment of any Senior Indebtedness or subject to the restrictions set forth in this Article 11, and none of the Holders of such Subordinated Series shall be obligated to pay over any such amount to the Company, the Issuer of such series, the Guarantors of such series or any holder of Senior Indebtedness of such Issuer or any other creditor of such Issuer.

         SECTION 11.13 Trustee Entitled to Rely. Upon any payment or distribution pursuant to this Article 11, the Trustee and the Holders of a Subordinated Series shall be entitled to rely (1) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature described in Section 8.02 are pending, (2) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Holders of such Subordinated Series or (2) upon the Representatives, if any, for the holders of Senior Indebtedness for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness and other Indebtedness of the Issuer or the Guarantors, as the case may be, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this
Article 11. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article 11, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article 11, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections
7.01 and 7.02 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article 11.

         SECTION 11.14 Trustee to Effectuate Subordination. Each Holder of a Subordinated Series by accepting a Security of such series authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Holders of such Subordinated Series and the holders of Senior Indebtedness as provided in this Article 11 and appoints the Trustee as attorney-in-fact for any and all such purposes.

         SECTION 11.15 Trustee Not Fiduciary for Holders of Senior Indebtedness. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Holders of such Subordinated Series or the Company, the Issuer of such series, the Guarantors of such series or any other Person, money or assets to which any holders of Senior Indebtedness shall be entitled by virtue of this Article 11 or otherwise.

         SECTION 11.16 Reliance by Holders of Senior Indebtedness on Subordination Provisions. Each Holder of a Subordinated Series by accepting a Security of such Subordinated Series acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness, whether such Senior Indebtedness was created or acquired before or after the issuance of the Securities, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.

                                   ARTICLE 12

                                  Miscellaneous

         SECTION 12.01 Trust Indenture Act Controls. If any provision hereof limits, qualifies or conflicts with another provision which is required to be included herein by the TIA, the required provision shall control.

         SECTION 12.02 Notices. Any notice or communication shall be given or made in writing and delivered in Person or mailed by first-class mail or overnight courier (or, for notices among the Company, any Issuer, any Guarantor, any Collateral Obligor and the Trustee, by facsimile followed by delivery by first-class mail) addressed as follows:

         if to the Company, any Issuer, any Guarantor or any Collateral Obligor:

                  GrafTech International Ltd.
                  Brandywine West
                  1521 Concord Pike, Suite 301
                  Wilmington, Delaware 19803

                  Attention of General Counsel and
                               Chief Financial Officer

         if to the Trustee:

                  [---------]
                  [---------]
                  [---------] [---------]

                  Attention of

                  GrafTech Debt Securities

The Company, any Issuer, any Guarantor, any Collateral Obligor or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications. Any notice or communication to a Holder of a (1) Registered Security shall be mailed to the Holder at the Holder's address as it appears on the relevant register of the Registrar of such series, and shall be sufficiently given if so mailed within the time prescribed, or (2) Bearer Security shall be sufficiently given if published at least once in an Authorized Newspaper located in The Borough of Manhattan, the City of New York and any place of payment specified with respect to such Bearer Security (and, if such Bearer Securities are then listed on any securities exchange or market outside the United States of America, in an Authorized Newspaper in such city as the Issuer shall advise the Trustee that such securities exchange or market so requires, if any) on a Business Day at least twice, the first such publication to be not earlier than the earliest date and the second such publication not later than the latest date prescribed for the giving of such notice. Failure to mail or otherwise give a notice or communication to a Holder of Registered Securities of a series or any defect in it shall not affect its sufficiency with respect to other Holders of such series. If a notice or communication is mailed or otherwise given in the manner provided above, it is duly given, whether or not the addressee or recipient receives or is otherwise made aware of it. In case by reason of the suspension of publication of any Authorized Newspaper or Authorized Newspapers, or by reason of any other cause, it shall be impracticable to publish any notice to Holders of Bearer Securities of a series as provided herein, then such notification to Holders of Bearer Securities of such series as shall be given with the approval of the Trustee shall constitute sufficient notice to such Holders of such series for every purpose hereunder. Failure to give a notice by publication or other communication to a Holder of Bearer Securities of a series or any defect in notice so published or communication so given shall not affect its sufficiency with respect to other Holders of such series.

         SECTION 12.03 Communication by Holders with Other Holders. Holders of a series may communicate pursuant to TIA ss. 312(b) with other Holders of such series with respect to their rights hereunder or under the Securities. The Company, each Issuer, each Guarantor, any Trustee, any Paying Agent, any Registrar and anyone else shall have the protection of TIA ss. 312(c).

         SECTION 12.04 Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company or any Issuer to the Trustee to take or refrain from taking any action hereunder, the Company or such Issuer shall furnish to the Trustee:

               (1) an Officers' Certificate of the Company or the Issuer, as the case may be, in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided herein relating to the proposed action have been complied with; and

               (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

         SECTION 12.05 Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided herein shall include:

               (1) a statement that the individual making such certificate or opinion has read such covenant or condition;

               (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

               (3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

               (4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

         SECTION 12.06 When Securities Disregarded. In determining whether the Holders of the required principal amount of the Securities of a series have given any request, demand, authorization, direction, notice, consent or waiver hereunder or have concurred in any direction, waiver or consent:

               (1) Securities owned by the Issuer or any other obligor upon the Securities or any Affiliate of the Issuer of such series or of such other obligor, shall be disregarded and deemed not to be outstanding (except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded); provided, however, that any such Securities which have been pledged in good faith by the Issuer of such series or other obligor or Affiliate thereof may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right to act as owner with respect to such Securities and that the pledgee is not the Issuer or other obligor upon such series or Affiliate thereof;

               (2) the principal amount of any Original Issue Discount Security that shall be deemed to be outstanding shall be the amount of the principal thereof that would be due and payable as of the date of the taking of such action upon a declaration of acceleration of the Maturity thereof; and

               (3) only Securities of such series outstanding at the time (as determined with reference to Section 2.09(a)) shall be considered in any such determination.

         SECTION 12.07 Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Holders. The Registrar and any Paying Agent may make reasonable rules for their functions.

         SECTION 12.08 Proof of Execution. The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness to such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by an officer, member, manager, trustee or other Person acting for an entity, on behalf of such entity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

         SECTION 12.09 Requests; Demands; Other Matters.

                (a) If the Issuer of a series of Registered Securities shall solicit from the Holders of such Registered Securities any request, demand, authorization, direction, notice, consent, waiver or other action, such Issuer may, at its option, by resolutions of its Board of Directors, fix in advance a record date for the determination of Holders of Registered Securities of such series entitled to give such request, demand, authorization, direction, notice, consent, waiver or other action, but such Issuer shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other action may be given before or after the record date, but only the Holders of Registered Securities of such series of record at the close of business on the record date shall be deemed to be Holders of Registered Securities of such series for the purposes of determining whether Holders of the requisite proportion of Registered Securities of such series outstanding have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other action, and for that purpose the Registered Securities of such series outstanding shall be computed as of the record date; provided that no such authorization, agreement or consent by the Holders of Registered Securities of such series on the record date shall be deemed effective unless it shall become effective pursuant to the provisions hereof not later than six months after the record date.

                (b) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders of Registered Securities of any series may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in Person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee, and, where it is hereby expressly required, to the Issuer of such series. If any Registered Securities of such series are denominated in currency other than that of the United States of America, then for the purposes of determining whether the Holders of the requisite principal amount of Registered Securities of such series have taken any action as herein described, the principal amount of such Registered Securities of such series shall be deemed to be that amount of U.S. dollars that could be obtained for such principal amount on the basis of the spot rate of exchange into U.S. dollars for the currency in which such Securities are denominated (as evidenced to the Trustee by an Officers' Certificate of the Issuer of such series) as of the date the taking of such action by such Holders of such requisite principal amount is evidenced to the Trustee. Such instrument or instruments and the action embodied therein and evidenced thereby are herein sometimes referred to as the "act" of the Holders of the Registered Securities of such series signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose hereof and (subject to Section 7.01) conclusive in favor of the Trustee and the Issuer of such series, if made in the manner provided in this Section 12.09(b).

                (c) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Security of a series shall bind the Holder of every Security of such series issued upon the transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done or suffered to be done by the Trustee or the Issuer of such series in reliance thereon whether or not notation of such action is made upon such Security of such series.

         SECTION 12.10 Legal Holidays. A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions are authorized or obligated by law or executive order to close or be closed in the State of New York or the Borough of Manhattan, the City of New York. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a date specified in any Security (including any Coupon) as a Regular Record Date is a Legal Holiday, the Regular Record Date shall not be affected.

         SECTION 12.11 Severability. Any provision hereof held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

         SECTION 12.12 Governing Law. This Indenture, the Securities and any Guaranty and Security Document, shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

         SECTION 12.13 No Recourse Against Others. No director, officer, employee or stockholder, as such, of the Company, any Issuer, any Guarantor or any Collateral Obligor shall have any liability for any obligations of any Issuer under any Securities or this Indenture or of any Guarantor under its Guaranty or this Indenture or of any Collateral Obligor in respect of its obligations under its Security Documents, or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security (including any Coupon), each Holder (including a holder of a Coupon) shall waive and release all such liability. The waiver and release shall be part of the consideration for the issuance of the Securities (including any Coupon appertaining thereto).

         SECTION 12.14 Successors. All agreements of the Company and the Issuer herein or the Securities shall bind their successors. All agreements of the Trustee herein shall bind its successors.

         SECTION 12.15 Multiple Originals. The parties may sign any number of copies hereof. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

         SECTION 12.16 Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections hereof have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

         IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

                                    COMPANY:


                                    GRAFTECH INTERNATIONAL LTD.,

                                    by
                                       -------------------------------
                                       Name:
                                       Title:


                                    TRUSTEE:


                                    [__________], as Trustee

                                    by
                                       -------------------------------
                                       Name:
                                       Title:

                                   Schedule 1

                 [To be completed as necessary for each series]



[IF REQUIRED PURSUANT TO INDENTURE SECTION 2.01(b):]

Accepted:


[____________],

as Trustee,
by


-----------------------------
    Authorized Signatory

                                    EXHIBIT 1

                           [FORM OF FACE OF SECURITY]

                           [Global Securities Legend]

         [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF [THE DEPOSITORY] TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF [THE DEPOSITORY OR ITS NOMINEE] (AND ANY PAYMENT IS MADE TO [THE DEPOSITORY OR ITS NOMINEE]), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, [THE DEPOSITORY OR ITS NOMINEE] HAS AN INTEREST HEREIN.]

         [TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO [THE DEPOSITORY OR ITS NOMINEE] OR TO A SUCCESSOR THEREOF AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.]

                                                   CUSIP No. ___________
                                                        ISIN ___________

No.__________
                                                                 $_______

         [____] Security due [____]

         [______________], a Delaware corporation, promises to pay to [_________], or registered assigns, the principal sum of _______ Dollars on [ ], [____].

         Regular Interest Payment Dates: [______] and [______], commencing [________].

         Regular Record Dates:  [______] and [______].

         Additional provisions of this Security are set forth on the other side of this Security.

Dated:  [_________]

                                                     [______________],


                                       by



                                            --------------------------------
                                            Name:
                                            Title:


TRUSTEE'S CERTIFICATE OF
AUTHENTICATION

This is one of the Securities of the series designated herein described in the within-mentioned Indenture.

[____________],

as Trustee,
by


-----------------------------
  Authorized Signatory

                       [FORM OF REVERSE SIDE OF SECURITY]

                                [____] due [____]

         THIS [DEBT SECURITY] IS ONE OF THE DULY AUTHORIZED ISSUE OF DEBENTURES, NOTES, BONDS OR OTHER EVIDENCES OF INDEBTEDNESS (HEREINAFTER CALLED THE "SECURITIES") OF THE ISSUER, OF THE SERIES HEREINAFTER SPECIFIED, ALL ISSUED OR TO BE ISSUED UNDER AND PURSUANT TO THE INDENTURE REFERENCED IN SECTION 4 BELOW, TO WHICH INDENTURE AND ANY OTHER INDENTURES SUPPLEMENTAL THERETO REFERENCE IS HEREBY MADE FOR A STATEMENT OF THE RESPECTIVE RIGHTS, LIMITATIONS OF RIGHTS, OBLIGATIONS, DUTIES AND IMMUNITIES THEREUNDER OF THE TRUSTEE AND ANY AGENT OF THE TRUSTEE, ANY PAYING AGENT, THE ISSUER AND THE HOLDERS OF THE SECURITIES AND THE TERMS UPON WHICH THE SECURITIES ARE ISSUED AND ARE TO BE AUTHENTICATED AND DELIVERED.

         THE SECURITIES MAY BE ISSUED IN ONE OR MORE SERIES, WHICH DIFFERENT SERIES MAY BE ISSUED IN VARIOUS AGGREGATE PRINCIPAL AMOUNTS, MAY MATURE AT DIFFERENT TIMES, MAY BEAR INTEREST, IF ANY, AT DIFFERENT RATES, MAY BE SUBJECT TO DIFFERENT REDEMPTION PROVISIONS, IF ANY, MAY BE SUBJECT TO DIFFERENT SINKING, PURCHASE OR ANALOGOUS FUNDS, IF ANY, MAY BE SUBJECT TO DIFFERENT COVENANTS AND EVENTS OF DEFAULT AND MAY OTHERWISE VARY AS PROVIDED OR PERMITTED IN THE INDENTURE. THIS [DEBT SECURITY] IS ONE OF THE SERIES OF SECURITIES OF THE ISSUER ISSUED PURSUANT TO THE INDENTURE AND DESIGNATED AS THE [DESIGNATION OF DEBT SECURITIES] (HEREIN CALLED THE "[DEBT SECURITIES]"), LIMITED IN AGGREGATE PRINCIPAL AMOUNT TO $[PRINCIPAL AMOUNT].

1.   Interest.

     [______________], a [_________] corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Issuer"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Issuer will pay interest semiannually in arrears on [______] and [______] of each year, commencing [______], 20[_]. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from [______]. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. The Issuer will pay interest on overdue principal at the rate borne by the Securities plus 1% per annum, and it will pay interest on overdue installments of interest at such higher rate to the extent lawful.

2.   Method of Payment.

     The Issuer will pay interest on the Securities (except defaulted interest) to the Persons who are holders of Securities at the close of business on the [______] or [______] next preceding the Regular Interest Payment Date even if Securities are canceled after the Regular Record Date and on or before the Regular Interest Payment Date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Issuer will pay principal, premium, if any, and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium, if any, and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. Payments in respect of the Securities represented by a Definitive Security (including principal, premium, if any, and interest) will be made by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a Definitive Security will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States of America if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent for this series to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

     Payments in respect of the Securities represented by a Bearer Security (including principal, premium, if any, and interest, and including any Coupon appertaining thereto) will be made at (a) the offices of the Bearer Paying Agent or (b) the corporate trust office of the Trustee or any office or agency designated by the Issuer in the Borough of Manhattan, the City of New York, if (but only if) (i) amounts owing with respect to such Bearer Securities are payable in U.S. dollars, and (ii) payment of the full amount of such principal, premium, if any, or interest at all offices outside the United States of America maintained for such purpose by the Issuer of the series of Securities that includes such Bearer Securities in accordance with the Indenture is illegal or effectively precluded by exchange controls or other similar restrictions. Other than as set forth in the immediately preceding sentence or in the Indenture or any indenture supplemental thereto, no payment of principal of or premium, if any, or interest on Bearer Securities (including any Coupons appertaining thereto) shall be made at any office or agency in the United States of America or by check mailed to any address in the United States of America or by wire transfer to an account maintained with a bank located in the United States of America.

3.   Paying Agent and Registrar.

     Initially, [_________] (the "Trustee") will act as Paying Agent and Registrar for any Registered Securities of this series, and [_________] will act as Paying Agent and Registrar for any Bearer Securities of this series. The Issuer may appoint and change any Paying Agent or Registrar without notice. The Issuer or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent or Registrar.

4.   Indenture.

     The Issuer issued the Securities under an Indenture dated as of [______], 200[_] (as supplemented from time to time, the "Indenture"), among GrafTech International Ltd., the Issuer, certain subsidiaries of GrafTech International Ltd., and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of the Indenture (the "TIA"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of those terms.

         The Securities are general obligations of the Issuer, except to the extent of any limited security interest in any Collateral Security. The Issuer shall be entitled, subject to its compliance with Section 4.03 of the Indenture, to issue unlimited series of Securities pursuant to Section 2.01 of the Indenture. The Indenture contains covenants that limit the ability of the Company and its subsidiaries to incur additional indebtedness; pay dividends or distributions on, or redeem or repurchase capital stock; make investments; issue or sell capital stock of subsidiaries; engage in transactions with affiliates; create liens on assets; transfer or sell assets; guarantee indebtedness; restrict dividends or other payments of subsidiaries; allow the Issuer to engage in certain businesses; consolidate, merge or transfer all or substantially all of its assets and the assets of its subsidiaries; and engage in sale/leaseback transactions. These covenants are subject to important exceptions and qualifications.

5.   Optional Redemption.

     Except as set forth below, the Issuer shall not be entitled to redeem the Securities at its option prior to [________].

     On and after [___], the Issuer shall be entitled at its option to redeem all or a portion of the Securities of this series upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed in percentages of principal amount on the redemption date), plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date), if redeemed during the 12-month period commencing on [______] of the years set forth below:

                                                           Redemption
                           Period                            Price
         ----------------------------------------------------------------------

         20[__]                                          [______]%
         20[__]                                          [______]%
         20[__]                                          [______]%
         20[__] and thereafter                           [______]%



     In addition, prior to [________], the Issuer shall be entitled at its option on one or more occasions to redeem Securities of this series in an aggregate principal amount not to exceed [___%] of the aggregate principal amount of the Securities of this series originally issued at a redemption price (expressed as a percentage of principal amount) of [___%], plus accrued and unpaid interest to the redemption date, with the net cash proceeds from one or more Public Equity Offerings; provided, however, that (1) at least [___%] of such aggregate principal amount of the Securities of this series remains outstanding immediately after the occurrence of each such redemption (other than Securities of this series held, directly or indirectly, by the Issuer or its Affiliates); and (2) each such redemption occurs within 60 days after the date of the related Public Equity Offering.

6.   Notice of Redemption.

     Notice of redemption will be given at least 30 days but not more than 60 days before the redemption date to each Holder of Securities of this series to be redeemed at its registered address. Securities in denominations larger than $1,000 principal amount may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued and unpaid interest on all Securities of this series (or portions thereof), to be redeemed on the redemption date is deposited with the applicable Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities of this series (or such portions thereof) called for redemption. [Bearer Securities of this series surrendered for redemption must be accompanied by all Coupons maturing subsequent to the redemption date or the amount of any such missing Coupon or Coupons will be deducted from the redemption price, unless security or indemnity satisfactory to the Issuer, the Trustee and any Paying Agent is furnished.]

7.   Put Provisions.

     Upon a Change of Control, any Holder of Securities of this series will have the right to cause the Issuer to purchase all or any part of the Securities of such Holder at a purchase price equal to 101% of the principal amount of the Securities to be repurchased plus accrued and unpaid interest to the date of purchase (subject to the right of Holders on the relevant Record Date to receive interest due on the related Regular Interest Payment Date) as provided in, and subject to the terms of, the Indenture.

8.   Guaranty.

     If so stated in the Series Supplement creating the terms of the Securities, the payment by the Issuer of the principal of, and premium, if any, and interest on, the Securities of this series is fully and unconditionally guaranteed on a joint and several senior unsecured basis by each of the Guarantors, if any.

9.   Collateral Security.

     If so stated in the Series Supplement creating the terms of the Securities, the Securities will be secured by Collateral Security, subject to the limitations set forth in the Indenture or the Series Supplement.

10.  Denominations; Transfer; Exchange.

     The Securities of this series are [IN REGISTERED FORM WITHOUT COUPONS] in denominations of $1,000 principal amount and whole multiples of $1,000. A Holder may transfer or exchange Securities of this series in accordance with the Indenture. The applicable Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The applicable Registrar need not register the transfer or exchange of any Securities of this series selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an Interest Payment Date.

11.  Persons Deemed Owners.

     The registered Holder of this Security of this series may be treated as the owner of it for all purposes. [THE ISSUER, THE TRUSTEE AND ANY AGENT OF THE ISSUER OR THE TRUSTEE MAY TREAT THE BEARER OF ANY BEARER SECURITY OR THE BEARER OF ANY COUPON AS THE ABSOLUTE OWNER OF SUCH SECURITY (INCLUDING ANY COUPON APPERTAINING THERETO) FOR THE PURPOSE OF RECEIVING PAYMENT THEREOF OR ON ACCOUNT THEREOF AND FOR ALL OTHER PURPOSES WHATSOEVER, WHETHER OR NOT ANY PAYMENT WITH RESPECT TO SUCH SECURITY (INCLUDING ANY COUPON APPERTAINING THERETO) SHALL BE OVERDUE, AND NEITHER THE ISSUER, NOR THE TRUSTEE OR ANY AGENT OF THE ISSUER OR THE TRUSTEE SHALL BE AFFECTED BY NOTICE TO THE CONTRARY.]

12.  Unclaimed Money.

     If money for the payment of principal or interest remains unclaimed for two years, the Trustee or applicable Paying Agent shall pay the money back to the Issuer at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Issuer and not to the Trustee for payment.

13.   Discharge and Defeasance.

     Subject to certain conditions, the Company, the Issuer, the Guarantors, if any, and the Collateral Obligors, if any, at any time shall be entitled to terminate some or all of their respective obligations under the Securities of this series and the Guaranties and Collateral Security relating to this series if the Issuer deposits with the Trustee money or U.S. Government Obligations for the payment of principal, premium, if any, and interest on the Securities to redemption or maturity, as the case may be.

14.      Amendment, Waiver.

         Subject to certain exceptions set forth in the Indenture, (i) the Indenture and the Securities of this series may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Securities of such series and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Securities of this series. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder of this series, the

Company, the Issuer, the Guarantors, if any, the Collateral Obligors, if any, and the Trustee shall be entitled to amend the Indenture or the Securities of this series (together with any Collateral Security relating to the Securities of this series) to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 5 of the Indenture, or to provide for uncertificated Securities of this series in addition to or in place of certificated Securities, or to add Guarantees or Collateral Security with respect to the Securities, including Subsidiary Guaranties, or to secure the Securities of this series, or to add Events of Default for the benefit of Holders of Securities of this series or covenants or otherwise add to the rights of of Holders of Securities of this series, or to surrender rights or powers conferred upon the Company, the Issuer, any Guarantor or any Collateral Obligor, or to comply with any requirements of the SEC in connection with qualifying or maintaining the qualification of the Indenture under the TIA, or to make any change that does not adversely affect the rights of Holders of Securities of this series.

15.  Defaults and Remedies.

     Under the Indenture, Events of Default include (i) default for 30 days in payment of interest on the Securities of this series; (ii) default in payment of principal on the Securities of this series when the same becomes due at the Stated Maturity, upon redemption pursuant to paragraph 5 of the Securities of this series, upon declaration of acceleration or otherwise, or failure by the Issuer to purchase Securities of this series when required; (iii) failure by the Company, the Issuer, any Guarantor or any Collateral Obligor to comply with other agreements in the Indenture or the Securities of this series, in certain cases subject to notice and lapse of time; (iv) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Issuer, any Significant Subsidiary, any Guarantor or any Collateral Obligor if the amount accelerated (or so unpaid) exceeds $10.0 million; (v) certain events of bankruptcy or insolvency with respect to the Issuer, any Significant Subsidiary, any Guarantor or any Collateral Obligor;
(vi) certain judgments or decrees for the payment of money in excess of $10.0 million; (vii) certain defaults with respect to Guaranties or Security Documents; (viii) certain defaults relating to the Collateral Security; and (ix) certain defaults in payment of any sinking fund or purchase fund or analogous obligation when due. If an Event of Default occurs and is continuing as to Securities of this series, the Trustee or the Holders of at least 25% in principal amount of the Securities of this series may declare all of the Securities of this series to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities of this series being due and payable immediately upon the occurrence of such Events of Default.

     Holders may not enforce the Indenture or the Securities of this series except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities of this series unless it receives indemnity or security reasonably satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount of the Securities of this series may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of this series notice of any continuing Default (except a Default in payment of principal or interest on any Security) if it determines that withholding notice is in the interest of the Holders of this series.

16.  Trustee Dealings with the Company.

     Subject to certain limitations imposed by the TIA and the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities of this series and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

17.  No Recourse Against Others.

     A director, officer, employee or stockholder, as such, of the Company, the Issuer, any Guarantor, any Collateral Obligor or the Trustee shall not have any liability for any obligations of the Company, the Issuer, any Guarantor or any Collateral Obligor under the Securities of this series or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities of this series.

18.  Authentication.

     This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

19.  Abbreviations.

     Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gifts to Minors Act).

20.  CUSIP Numbers and ISINs.

     The Issuer has caused CUSIP numbers and corresponding ISINs to be printed on the Securities of this series and has directed the Trustee to use CUSIP numbers and corresponding ISINs in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

21.  Governing Law.

     THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

     The Issuer will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:

         GrafTech International Ltd.
         Brandywine West
         1521 Concord Pike, Suite 301
         Wilmington, Delaware 19803
         Attention:  Director of Investor Relations

                                 ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

                 (Print or type assignee's name, address and zip code)

                       (Insert assignee's soc. sec. or tax I.D. No.)


and irrevocably appoint agent to transfer this Security on the books of the Issuer. The agent may substitute another to act for him.

______________________________________________________________________________


Date: ---------------  Your Signature: ---------------------



Sign exactly as your name appears on the other side of this Security.

                      [TO BE ATTACHED TO GLOBAL SECURITIES]

              SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

         The following increases or decreases in this Global Security have been made:

                                                                                                     Signature of
                                                                                                      authorized
                                                                          Principal amount of         officer of
                     Amount of decrease in     Amount of increase in      this Global Security        Trustee or
                      principal amount of       principal amount of          following such           Securities
Date of Exchange     this Global Security       this Global Security      decrease or increase        Custodian
----------------     --------------------       --------------------      --------------------        ---------






                  [TO BE ATTACHED TO SECURITIES, IF APPLICABLE]

                       OPTION OF HOLDER TO ELECT PURCHASE

         If you want to elect to have this Security purchased by the Issuer pursuant to Section [_________] of the Indenture, check the box:

         If you want to elect to have only part of this Security purchased by the Issuer pursuant to Section [_________] of the Indenture, state the amount in principal amount: $


Date: _______________        Your Signature:
                                                          (Sign exactly as your
                                                            name appears on the
                                                  other side of this Security.)

Signature Guarantee: ----------------------------------------
                         (Signature must be guaranteed)

         Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements may include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.